Exhibit 2.4

FINAL EXECUTION VERSION

TRUST INDENTURE

DATED AS OF THE 12th DAY OF SEPTEMBER, 2007

BETWEEN

CANADIAN SATELLITE RADIO HOLDINGS INC.

AND

CIBC MELLON TRUST COMPANY

PROVIDING FOR THE ISSUE OF CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

4.3	Notice of Redemption	28
4.4	Debentures Due on Redemption Dates	28
4.5	Deposit of Redemption Monies or Shares	28
4.6	Right to Repay Redemption Price in Shares	29
4.7	Failure to Surrender Debentures Called for Redemption	31
4.8	Cancellation of Debentures Redeemed	32
4.9	Purchase of Debentures by the Company	32
4.10	Right to Repay Principal Amount in Shares	32
ARTICLE 5 SUBORDINATION OF DEBENTURES		35
5.1	Applicability of Article	35
5.2	Order of Payment	35
5.3	Subrogation to Rights of Holders of Senior Indebtedness	36
5.4	Obligation to Pay Not Impaired	36
5.5	No Payment if Senior Indebtedness in Default	36
5.6	Payment on Debentures Permitted	37
5.7	Confirmation of Subordination	37
5.8	Knowledge of Debenture Trustee	38
5.9	Debenture Trustee May Hold Senior Indebtedness	38
5.10	Rights of Holders of Senior Indebtedness Not Impaired	38
5.11	Altering the Senior Indebtedness	38
5.12	Additional Indebtedness	38
5.13	Right of Debentureholder to Convert Not Impaired	38
5.14	Invalidated Payments	38
5.15	Contesting Security	38
ARTICLE 6 CONVERSION OF DEBENTURES		39
6.1	Applicability of Article	39
6.2	Notice of Expiry of Conversion Privilege	39
6.3	Revival of Right to Convert	39
6.4	Manner of Exercise of Right to Convert	39
6.5	Adjustment of Conversion Price and Minimum Trading Price	40
6.6	No Requirement to Issue Fractional Shares	43
6.7	Company to Reserve Shares	43
6.8	Cancellation of Converted Debentures	44
6.9	Certificate as to Adjustment	44
6.10	Notice of Special Matters	44
6.11	Protection of Debenture Trustee	44
6.12	U.S. Legend on Shares	44
ARTICLE 7 COVENANTS OF THE COMPANY		45
7.1	To Pay Principal, Premium (if any) and Interest, etc.	45
7.2	To Pay Debenture Trustee’s Remuneration	45
7.3	To Give Notice of Default	45
7.4	Preservation of Existence, etc.	45
7.5	Keeping of Books	45
7.6	To Maintain Listings	45
7.7	To Provide Financial Statements	46
7.8	Annual Certificate of Compliance	46
7.9	No Distributions on Shares if Event of Default	46
7.10	Performance of Covenants by Debenture Trustee	46

ARTICLE 8 DEFAULT		46
8.1	Events of Default	46
8.2	Notice of Events of Default	48
8.3	Waiver of Default	48
8.4	Enforcement by the Debenture Trustee	49
8.5	No Suits by Debentureholders	50
8.6	Application of Monies by Debenture Trustee	50
8.7	Notice of Payment by Debenture Trustee	51
8.8	Debenture Trustee May Demand Production of Debentures	51
8.9	Remedies Cumulative	51
8.10	Judgment Against the Company	51
8.11	Immunity of Debenture Trustee and Others	51
ARTICLE 9 SATISFACTION AND DISCHARGE		52
9.1	Cancellation and Destruction	52
9.2	Non-Presentation of Debentures	52
9.3	Repayment of Unclaimed Monies or Shares	52
9.4	Discharge	52
9.5	Satisfaction	53
9.6	Continuance of Rights, Duties and Obligations	54
ARTICLE 10 SUCCESSORS		55
10.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	55
10.2	Vesting of Powers in Successor	55
ARTICLE 11 COMPULSORY ACQUISITION		56
11.1	Definitions	56
11.2	Debenture Offer for Debentures	56
11.3	Debenture Offeror’s Notice to Dissenting Shareholders	57
11.4	Delivery of Debenture Certificates	57
11.5	Debenture Offeror’s Notice to the Corporation	57
11.6	Payment of Consideration to Debenture Trustee	58
11.7	Consideration to be held in Trust	58
11.8	Completion of Transfer of Debentures to Debenture Offeror	58
11.9	Demand for Payment of Fair Value	58
11.10	Obligation to Acquire Debentures	59
11.11	Communication of Debenture Offer to the Company	60
ARTICLE 12 MEETINGS OF DEBENTUREHOLDERS		60
12.1	Right to Convene Meeting	60
12.2	Notice of Meetings	60
12.3	Chairman	61
12.4	Quorum	61
12.5	Power to Adjourn	62
12.6	Show of Hands	62
12.7	Poll	62
12.8	Voting	62
12.9	Proxies	63
12.10	Persons Entitled to Attend Meetings	63
12.11	Powers Exercisable by Extraordinary Resolution	63
12.12	Meaning of “Extraordinary Resolution”	65
12.13	Powers Cumulative	66
12.14	Minutes	66

12.15	Instruments in Writing	66
12.16	Binding Effect of Resolutions	66
12.17	Evidence of Rights Of Debentureholders	66
12.18	Concerning Serial Meetings	66
ARTICLE 13 NOTICES		67
13.1	Notice to Company	67
13.2	Notice to Debentureholders	67
13.3	Notice to Debenture Trustee	67
13.4	Mail Service Interruption	67
ARTICLE 14 CONCERNING THE DEBENTURE TRUSTEE		68
14.1	No Conflict of Interest	68
14.2	Replacement of Debenture Trustee	68
14.3	Duties of Debenture Trustee	68
14.4	Reliance Upon Declarations, Opinions, etc.	69
14.5	Evidence and Authority to Debenture Trustee, Opinions, etc.	69
14.6	Officer’s Certificates Evidence	70
14.7	Experts, Advisers and Agents	70
14.8	Debenture Trustee May Deal in Debentures	70
14.9	Investment of Monies Held by Debenture Trustee	70
14.10	Debenture Trustee Not Ordinarily Bound	71
14.11	Debenture Trustee Not Required to Give Security	71
14.12	Debenture Trustee Not Bound to Act on Company’s Request	71
14.13	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder	71
14.14	Authority to Carry on Business	71
14.15	Compensation and Indemnity	72
14.16	Acceptance of Trust	72
ARTICLE 15 SUPPLEMENTAL INDENTURES		72
15.1	Supplemental Indentures	72
ARTICLE 16 LIMITATION OF NON-CANADIAN OWNERSHIP		73
16.1	Limitation of Non-Canadian Ownership	73
ARTICLE 17 EXECUTION AND FORMAL DATE		74
17.1	Execution	74
17.2	Formal Date	74

THIS INDENTURE made as of the 12th day of September, 2007.

BETWEEN:

CANADIAN SATELLITE RADIO HOLDINGS INC., a corporation incorporated under the laws of Ontario and having its head office in the City of Toronto, in the Province of Ontario

AND

CIBC MELLON TRUST COMPANY, a trust company incorporated under the federal laws of Canada having an office in the City of  Toronto, in the Province of Ontario (hereinafter called the “Debenture Trustee”)

WITNESSETH THAT:

WHEREAS the Company (as defined herein) deems it necessary for its corporate purposes to create and issue the Debentures (as defined herein) to be created and issued in the manner hereinafter appearing;

AND WHEREAS the Company is duly authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS, when certified by the Debenture Trustee and issued as provided in this Indenture, all necessary steps in relation to the Company have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Company in accordance with the laws relating to the Company;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Debenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)                                  “this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)                                 “Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures being the Initial Debentures, issued under this Indenture;

(c)                                  “affiliate” when used to indicate a relationship with a Person or company has the same meaning as  set forth in the Securities Act (Ontario);

(d)                                 “Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Newfoundland and Labrador and Prince Edward Island;

(e)                                  “Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), or the Title 11, U.S. Code, each as amended, or any similar bankruptcy  or insolvency law, and other laws concerning formal or informal moratoria of debt or compositions with creditors, and proceedings seeking reorganization, arrangement, or other relief of debtors;

(f)                                    “Beneficial Holder” means any Person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(g)                                 “Business Day” means any day other than a Saturday, Sunday or a statutory holiday in the City of Toronto, Ontario;

(h)                                 “Change of Control” means a change of control involving the acquisition by any Person, or group of Persons acting jointly or in concert (other than the Principals and their Related Parties), of 66 2/3% or more of the votes attaching, collectively, to: (i) outstanding Shares; and (ii) Exchangeable Securities, but shall not include any capital reorganization of the Company or a consolidation, amalgamation, arrangement or merger of the Company with or into any other Person, or a sale, conveyance or lease of the properties and assets of the Company as an entirety or substantially as an entirety to any other Person, or a liquidation, dissolution or winding-up or other similar transaction of the Company, if the holders of the Shares and Exchangeable Securities immediately prior to the effective time of such event or transaction, collectively hold directly or indirectly more than 331/3% of the equity interests of the continuing, successor or purchaser entity, as the case may be, immediately after the effective time of such event or transaction;

(i)                                     “Change of Control Notice” has the meaning ascribed thereto in Section 2.4(j);

(j)                                     “Company” means Canadian Satellite Radio Holdings Inc. and includes any successor to or of the Company which shall have complied with the provisions of Article 10;

(k)                                  “Company’s Auditors” or “Auditors of the Company” means a nationally recognized independent firm of chartered accountants duly appointed as auditors of the Company;

(l)                                     “Conversion Price” means the price at which each Share may be issued upon conversion of the Debentures which are by their terms convertible in accordance with the provisions of Article 6 into fully-paid Shares, and without limiting the generality of the foregoing, the Conversion Price in effect on the date hereof for each Share to be issued on conversion of the Initial Debentures is $5.92;

(m)                               “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Debenture Trustee or retained or employed by the Company and in the case of the Company, shall be Stikeman Elliott LLP or any other firm of barristers and solicitors of recognized national standing in Canada;

(n)                                 “Current Market Price” means, for any date, the volume weighted average trading price of the Shares on the Toronto Stock Exchange (or, if the Shares are not listed thereon, on such stock exchange on which the Shares are listed as may be selected for such purpose by the Company and approved by the Debenture Trustee, or if the Shares are not listed on any stock exchange, on the over-the-counter market) for 20 consecutive trading days ending on the fifth trading day preceding the applicable date;

(o)                                 “Date of Conversion” has the meaning ascribed thereto in Section 6.4(b);

(p)                                 “Debentures” means the debentures, notes or other evidences of indebtedness of the Company issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

(q)                                 “Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures payable to a named payee or any transferees of such Persons, including, for greater certainty, in the case of any Global Debenture, the Depository or its nominees in whose name such Global Debenture is registered, as the case may be;

(r)                                    “Depository” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the Person designated as depository by the Company pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Debentures of any series shall mean each depository with respect to the one or more Global Debentures of such series;

(s)                                  “Depository Participant” means, for any Debentures, a broker, dealer, bank, other financial institution or other Person who participates directly in the book-entry registration and book-based securities transfer system administered by the Depository for such Debentures;

(t)                                    “Event of Default” has the meaning ascribed thereto in Section 8.1;

(u)                                 “Exchangeable Securities” means any securities that are exchangeable, directly or indirectly, for Shares including the Class B voting shares of the Company;

(v)                                 “Extraordinary Resolution” has the meaning ascribed thereto in Section 12.12 ;

(w)                               “Fully Registered Debentures” means Debentures registered in the names of the holders of Fully Registered Debentures;

(x)                                   “generally accepted accounting principles” means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants;

(y)                                 “Global Debenture” means a global book-entry certificate evidencing a Debenture, which will be delivered to a Depository and registered in the name of a Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for the Depository Participants;

(z)                                   “Government Obligations” means securities issued or guaranteed by the Government of Canada or any province thereof;

(aa)                            “Initial Debentures” means the Debentures designated as “Series 2007 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014” and described in Section 2.4;

(bb)                          “Interest Obligation” means, with respect to an Interest Payment Date, the amount of interest due on the Initial Debentures, on such Interest Payment Date;

(cc)                            “Interest Payment Date” means a date specified in a Debenture as the date on which an instalment of interest on such Debenture shall become due and payable;

(dd)                          “Legended Debentures” means Debentures bearing the legend provided for in Section 2.14;

(ee)                            “Maturity Account” means an account or accounts required to be established by the Company (and which shall be maintained by and subject to the control of the Debenture Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

(ff)                                “Maturity Date” has the meaning ascribed thereto in Section 4.10(a);

(gg)                          “Maturity Notice” has the meaning ascribed thereto in Section 4.10(b);

(hh)                          “Minimum Trading Price” means the minimum Current Market Price of the Shares at which the Company is permitted to exercise the Share Redemption Right or the Share Repayment Right pursuant to Section 4.6 and Section 4.10, respectively, and without limiting the generality of the foregoing, the Minimum Trading Price in effect on the date hereof for the Initial Debentures is $3.00;

(ii)                                  “Non-Canadian” means a non-Canadian within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians);

(jj)                                  “Offer” has the meaning ascribed thereto in Section 2.4(j);

(kk)                            “Offer Price” has the meaning ascribed thereto in Section 2.4(j);

(ll)                                  “Officer’s Certificate” means a certificate of the Company signed by any one authorized officer or director of the Company, in his or her capacity as an officer or director of the Company and not in his or her personal capacity;

(mm)                      “Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Debentures from time to time;

(nn)                          “Person” means any individual, partnership, limited partnership, association, body corporate, trust, joint venture, trustee, executor, administrator, legal representative, government, regulatory authority or other entity;

(oo)                          “Principals” means XM Satellite Radio Holdings, Inc., General Motors of Canada Limited, John I. Bitove and CSR Investments Inc.;

(pp)                          “Property Account” means a segregated trust account with a “financial institution” as that term is defined in the Bank Act (Canada);

(qq)                          “Recognized Stock Exchange” means the Toronto Stock Exchange or if the Shares are not listed on the Toronto Stock Exchange, any other stock exchange on which the Shares are then listed and posted for trading;

(rr)                                “Redemption Date” has the meaning attributed thereto in Section 4.3;

(ss)                            “Redemption Notice” has the meaning attributed thereto in Section 4.3;

(tt)                                “Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture, which amount may be payable by the issuance of Shares as provided for in Section 4.6;

(uu)                          “Related Party” means:

(i)                  any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual of any Principal;

(ii)               any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (i);

(vv)                          “Regulation S” means Regulation S adopted by the United States Securities and Exchange Commission under the 1933 Act;

(ww)                      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary;

(xx)                              “Senior Creditor” means a holder or holders of Senior Indebtedness and includes any representative or representatives or trustee or trustees of any such holder or holders;

(yy)                          “Senior Indebtedness” of any Person means, without duplication;

(i)                  indebtedness for borrowed money of such Person;

(ii)               purchase money obligations of such Person;

(iii)            other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

(iv)           all obligations of such Person under any financing lease;

(v)              all obligations of such Person under any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing, and in each case, the amount of such obligations included in Indebtedness shall be limited to the amount that would be included in the financial statements of such Person as determined in accordance with generally accepted accounting principles;

(vi)           every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; and

(vii)        all obligations of the type referred to in paragraphs (i) to (vii) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise or has agreed to ensure that such other Person has sufficient funds therefor;

other than indebtedness evidenced by the Initial Debentures and all other existing and future Debentures or other instruments of the Company which, by the terms of the instrument creating or evidencing the indebtedness, are expressed to be pari passu with, or subordinate in right of payment to, the Debentures, and for greater certainty, excludes trade payables and other current liabilities incurred in the ordinary course of business. For greater certainty, in the case of the Company, Senior Indebtedness includes:

(viii)     the Credit Agreement, effective November 17, 2005, by and among the Company, Canadian Satellite Radio Inc., and XM Satellite Radio Holdings Inc.; and

(ix)             Senior Notes;

(zz)                              “Senior Notes” means the 12.75% Senior Notes due February 15, 2014, dated as of February 10, 2006;

(aaa)                      “Senior Notes Indenture” means the indenture relating to the Senior Notes, dated February 10, 2006, by and among the Company, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee;

(bbb)                   “Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness;

(ccc)                      “Shares” means the Class A Subordinate Voting Shares of the Company, as such Shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change, subdivision, redivision, reduction, combination, consolidation, reclassification or capital reorganization of the Shares or any, consolidation, amalgamation, arrangement, merger of the Company with or into another Person, or the, sale, conveyance or lease of the properties and assets of the Company as, or substantially as, an entirety to another Person or a liquidation, dissolution or winding-up of the Company or other similar transaction, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales, leases or conveyances or liquidations, dissolutions, windings-up or similar transactions, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale, lease or conveyance or liquidation, dissolution, winding-up or similar transaction;

(ddd)                   “Share Issuance Request” means a request for issuance of Shares (to be issued by the Company) made by the Debenture Trustee in accordance with the Share Interest Payment Election Notice.

(eee)                      “Share Interest Payment Election” means an election by the Debentureholder to issue and deliver Shares to the Debenture Trustee in order to satisfy all or a part of an Interest Obligation in the manner described in the Share Interest Payment Election Notice.

(fff)                            “Share Interest Payment Election Notice” means a written notice made by the Debentureholder to the Debenture Trustee specifying the Interest Obligation to which the election relates, substantially in the form of Schedule “F”;

(ggg)                   “Share Redemption Right” has the meaning attributed thereto in Section 4.6(a);

(hhh)                   “Share Repayment Right” has the meaning attributed thereto in Section 4.10(a);

(iii)                               “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the 1933 Act, as such Regulation is in effect on the date of this Indenture;

(jjj)                               “Subsidiary” means, in relation to the Company, any entity, including corporations, trusts, partnerships and limited partnerships, which are controlled, directly or indirectly, by the Company;

(kkk)                      “Tax Act” means the Income Tax Act (Canada), as amended from time to time;

(lll)                               “Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 6 which is to be set forth for each series of Debentures which by their terms are to be convertible;

(mmm)             “Toronto Stock Exchange” means the Toronto Stock Exchange and any successor stock exchange thereto;

(nnn)                   “trading day” means, with respect to the Toronto Stock Exchange or other market for securities, any day on which such exchange or market is open for trading or quotation;

(ooo)                   “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ppp)                   “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to the Senior Notes Indenture;

(qqq)                   “Voting Shares” means collectively the Shares and the Class B voting shares of the Company;

(rrr)                            “Written Direction of the Company” means an instrument in writing signed by any one authorized director or officer of the Company;

(sss)                      “1933 Act” means the United States Securities Act of 1933, as amended; and

(ttt)                            “90% Redemption Right” has the meaning ascribed thereto in Section 2.4(j).

1.2                                                                               Meaning of “Outstanding”

Every Debenture certified and delivered by the Debenture Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted, redeemed or repurchased or delivered to the Debenture Trustee for cancellation, conversion, redemption, repurchase or monies and/or Shares, as the case may be, for the payment thereof shall have been set aside under Section 9.2, provided that:

(a)                                  Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)                                 when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)                                  for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Company or any affiliate of the Company shall be disregarded except that:

(i)                  for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded; and

(ii)               Debentures so owned which have been pledged in good faith other than to the Company or any affiliate of the Company shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his or her discretion free from the control of the Company or a Subsidiary of the Company.

1.3                                                                               Interpretation

In this Indenture:

(a)                                  words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)                                 all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)                                  all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)                                 words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4                                                                               Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5                                                                               Day not a Business Day

In the event that any calendar day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding calendar day that is a Business Day.

1.6                                                                               Applicable Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.7                                                                               Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.8                                                                               Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9                                                                               Time of Essence

Time shall be of the essence in this Indenture.

1.10                                                                        Language

The parties acknowledge that they have requested this Indenture and all documents, notices, correspondence and legal proceedings arising from this Indenture or relating hereto be drawn up in English, but without prejudice to any documents, notices, correspondence and legal proceedings which may from time to time be drawn up in French. Les parties reconnaissent qu’elles ont exigé que cette convention soit rédigée en anglais, mais sans préjudice à tout document, tout avis, toute correspondance et toute procédure légale qui, de temps a autre, peuvent être rédigés en français.

1.11                                                                        Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.

1.12                                                                        Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Debenture Trustee and (to the extent provided in Sections 1.14 and 8.11) the holders of Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13                                                                        References to Acts of the Company

For greater certainty, where any reference is made in this Indenture, or in any other instrument executed pursuant hereto or contemplated hereby to which the Company is party, to an act to be performed by, an obligation or liability of, an asset or right of, or a covenant by, the Company, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by, an obligation or liability of, or a covenant by, the Company or a party to whom the trustees of the Company have delegated the authority to perform such act.

1.14                                                                        No Personal Liability

The obligations of the Company under this Indenture or any Debenture are not personally binding upon any registered or beneficial holder of Shares, any officers or agents of the Company, or any annuitant under a plan of which a shareholder of the Company acts as trustee or carrier and, resort shall not be had to, nor shall recourse or satisfaction be sought from, any of such Persons or the private property of any such Persons. Any recourse against any of such Persons in any manner in respect of any indebtedness, obligation or liability of the Company arising hereunder shall be limited to, and satisfied only out of, the assets of the Company.

ARTICLE 2
THE DEBENTURES

2.1                                                                               Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2                                                                               Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)                                  the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)                                 any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 2.10, 3.2, 3.3, and 3.6);

(c)                                  the date or dates on which the principal amount of the Debentures of the series is payable;

(d)                                 the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)                                  the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)                                    the right, if any, of the Company to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking Company or otherwise;

(g)                                 the obligation, if any, of the Company to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking Company or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)                                 if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)                                     subject to the provisions of this Indenture, any trustee, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)                                     any other events of default or covenants with respect to the Debentures of the series not otherwise described in this Indenture;

(k)                                  whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)                                     the form and terms of the Debentures of the series;

(m)                               if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.9 or 3.2, as the case may be, in which any such Global Debenture may be exchanged for Fully Registered Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof;

(n)                                 if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o)                                 any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or, to the extent permitted herein, by or pursuant to a resolution of the directors of the Company, or an Officer’s Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, or, to the extent permitted herein, by or pursuant to such resolution of the directors of the Company, Officer’s Certificate or in an indenture supplemental hereto.

2.3                                                                               Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or, to the extent permitted herein, by or pursuant to one or more resolutions of the directors of the Company or to the extent established pursuant to, rather than set forth in, a resolution of the directors of the Company, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law (including Applicable Securities Legislation) or with any rules or regulations pursuant thereto, or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the trustee executing such Debentures, as conclusively evidenced by its execution of such Debentures.

2.4                                                                               Form and Terms of Initial Debentures

(a)                                  The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $20,000,000 and shall be designated as “Series 2007 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014”.

(b)                                 The Initial Debentures shall be dated as of the date of closing of the Offering, shall mature on September 12, 2014 and shall bear interest from, and including, the date of issue at the rate of 8.0% per annum, payable in arrears in equal (with the exception of the first interest payment and the last interest payment, which will include interest as set forth below) semi-annual payments on June 30 and December 31 in each year, the first such payment to fall due on December 31, 2007 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date of the Initial Debentures) to fall due on September 12, 2014, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. The first interest payment will include interest accrued from, and including September 12, 2007 to, but excluding December 31, 2007, and will be equal to $24.11 per $1,000 principal amount of the Initial Debentures.

(c)         (i)                                            Upon and subject to the provisions and conditions of Article 6, and subject to any Applicable Securities Legislation and any applicable regulatory or shareholder approvals (including any required approval of any Recognized Stock Exchange) in respect of any matter relating to this Section 2.4(c), the Debentureholders shall have the irrevocable right, from time to time, to make a Share Interest Payment Election in respect of all or any part of any Interest Obligation by delivering a Share Interest Payment Election Notice to the Debenture Trustee by no later than the day which is not less than five (5) Business Days prior to the Interest Payment Date to which the Share Interest Payment Election relates. The Share Interest Payment Election Notice for the Initial Debentures shall be in the form of Schedule “F”.

(ii)                                  Upon receipt of a Share Interest Payment Election Notice delivered in accordance with Section 2.4(c)(i), the Debenture Trustee shall, provided that any applicable regulatory or shareholder approvals have been obtained and in accordance with this Section 2.4(c) and such Share Interest Payment Election Notice delivered in accordance with Section 2.4(c), deliver Share Issuance Requests to the Company. The Company shall issue and deliver to the Debenture Trustee that number of Shares obtained by dividing the interest payment by the volume-weighted average trading price of the Shares on the Toronto Stock Exchange for the ten (10) consecutive trading days ending five (5) days prior to the date of each interest payment, with any fractional shares being paid in cash based on the Conversion Price. In connection with the Share Interest Payment Election, the Debenture Trustee shall have the power to: (A) accept delivery of the Shares from the Company and process the Shares in accordance with the Share Interest Payment Election Notice and (B) deliver the Shares to the Debentureholder, and (C) perform any other action necessarily incidental thereto.

(iii)                               The Debenture Trustee shall not incur any liability or be in any way responsible for the consequences of any loss caused by the transaction referred to in Section 2.4(c)(ii) and the Company indemnifies and saves harmless the Debenture Trustee and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions, expenses or demands whatsoever which may be brought against the Debenture Trustee or which it may suffer or incur as a result of performing its obligations set out in Section 2.4(c)(ii).

(d)                                 Upon and subject to the provisions and conditions of Article 6, and subject to any Applicable Securities Legislation and any applicable regulatory or shareholder approvals (including any required approval of any Recognized Stock Exchange) and notwithstanding Section 2.4(b) and Section 2.4(c), in the event a payment of interest made in cash would result in a breach or default by the Company under any obligations of the Company, including the Debentures, then the Company shall, in exchange for or in lieu of paying such interest, use commercially reasonable efforts to satisfy its obligation by issuing and delivering to holders on the Interest Payment Date that number of Shares obtained by dividing the interest payment by that number of Shares obtained by dividing the interest payment by 95% of the Current Market Price of the Shares on the Interest Payment Date. The Debenture Trustee shall have no obligation to calculate or verify the foregoing payment. The Company shall notify the Debenture Trustee of any payment under this Section 2.4(d) by no later than the day which is not less than five (5) Business Days prior to the Interest Payment Date.

(e)                                  The Initial Debentures will be redeemable in accordance with the terms of Article 4, provided that the Initial Debentures will not be redeemable before the third (3rd) anniversary of the Closing Date, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined herein. On and after the third (3rd) anniversary of the Closing Date, the Initial Debentures may be redeemed at the option of the Company in whole or in part from time to time on notice as provided for in Section 4.3 provided that the Current Market Price of the Shares on the date on which notice of redemption is given is in excess of 150% of the Conversion Price and the Company shall have provided to the Debenture Trustee an Officer’s Certificate confirming such Current Market Price. In such event, the Initial Debentures will be redeemable at a Redemption Price equal to the principal amount of Debentures and, in addition thereto, at the time of redemption, the Company shall pay to the holder accrued and unpaid interest up to but excluding the Redemption Date. The Redemption Notice for the Initial Debentures shall be in the form of Schedule “B”. In connection with the redemption of the Initial Debentures, the Company may, at its option and subject to the provisions of Section 4.6 and subject to any applicable regulatory or shareholder approvals, elect to satisfy its obligation to pay all or a portion of the aggregate Redemption Price of the Initial Debentures to be redeemed by issuing and delivering to the holders of such Initial Debentures, such number of Shares as is obtained by dividing the aggregate Redemption Price of the outstanding Debentures which are to be redeemed by 95% of the Current Market Price in effect on the Redemption Date, provided that no fractional Shares will be issued on such redemption but in lieu thereof the Company shall satisfy such fractional interests by a cash payment equal to the Current Market Price of a fractional interest. Interest accrued and unpaid on the Debentures on the Redemption Date will be paid to holders of Debentures in the form of consideration and manner contemplated in Section 4.5. If the Company elects to exercise such option, it shall so specify and provide details in the Redemption Notice.

(f)                                    The Initial Debentures will be direct unsecured obligations of the Company and will be subordinated to the Senior Indebtedness of the Company in accordance with the provisions of Article 5. In accordance with Section 2.12, the Initial Debentures will rank pari passu with each other series of Debentures except for sinking Company provisions (if any) applicable to different series of Debentures.

(g)                                 Upon and subject to the provisions and conditions of Article 6, the holder of each Initial Debenture shall have the right at such holder’s option, prior to the close of business on the earlier of the Maturity Date and the last Business Day immediately preceding the date specified by the Company for redemption of the Initial Debentures by notice to the holders of Initial Debentures in accordance with Sections  2.4(e) and 4.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 in respect of the Initial Debentures), to convert any part, which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into Shares at the Conversion Price in effect on the Date of Conversion.

The Conversion Price in effect on the date hereof for each Share to be issued upon the conversion of Initial Debentures is $5.92 (being 115% of the Toronto Stock Exchange closing price on the day prior to September 12, 2007) such that approximately 168.919 Shares will be issued for each $1,000 principal amount of Initial Debentures so converted. No adjustment in the number of Shares to be issued upon conversion will be made for distributions (with a record date prior to the applicable Date of Conversion) on Shares issuable upon conversion or for interest accrued on the Initial Debentures which are surrendered for conversion; however, holders converting their Initial Debentures will receive all interest which has accrued to but excluding the Date of Conversion which has not been paid. The Conversion Price applicable to and the Shares, securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.5.

Notwithstanding any other provisions of this Indenture, if an Initial Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or Persons entitled to receive Shares in respect of the Initial Debenture so surrendered for conversion shall not become the holder or holders of record of such Shares until the Business Day following such Interest Payment Date.

(h)                                 On maturity of the Initial Debentures, the Company may, at its option and subject to the provisions of Section 4.10 and subject to any applicable regulatory or shareholder approvals, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Initial Debentures due on maturity by issuing and delivering to such holders of Initial Debentures Shares pursuant to the provisions of Section 4.10. If the Company elects to exercise such option, it shall deliver a Maturity Notice to the Debenture Trustee and the holders of the Initial Debentures and provide the necessary details.

(i)                                     The Initial Debentures shall be issued as Fully Registered Debentures in denominations of $1,000 and integral multiples of $1,000. Each Initial Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors of the Company executing such Initial Debenture in accordance with Section 2.7 hereof, as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as from time to time may be approved by a resolution of the directors of the Company or as specified in an Officer’s Certificate. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

(j)                                     Within 30 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 2.4(j) the Company shall be obligated to offer to purchase the then outstanding Initial Debentures. The terms and conditions of such obligation are set forth below:

(i)                                     Within 30 days following the occurrence of a Change of Control, the Company shall deliver to the Debenture Trustee, and the Debenture Trustee shall promptly deliver to the holders of the Initial Debentures a notice stating that there has been a Change of Control and specifying the circumstances surrounding such event (a “Change of Control Notice”) together with an offer in writing (the “Offer”) to purchase all then outstanding Initial Debentures made in accordance with the requirements of Applicable Securities Legislation at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, on such Initial Debentures up to, but excluding, the date of acquisition by the Company or a related party of such Debentures (the “Offer Price”) which Offer shall, unless otherwise provided under Applicable Securities Legislation, be open for acceptance thereof for a period of not less than 35 days and not more than 60 days and shall provide for payment to all Debentureholders who accept the Offer not later than the 60th day after the making of the Offer. The Change of Control Notice shall specify (i) the provision of the Indenture pursuant to which the offer is being made and that all Initial Debentures validly tendered will be accepted for payment; (ii) the Offer Price and date of acquisition by the Company; (iii) that any Initial Debenture not tendered will continue to accrue interest in accordance with its terms; (iv) that any Initial Debenture accepted for payment pursuant to the Offer shall cease to accrue interest on and after the date of acquisition by the Company unless the Company defaults in the payment of the Offer Price; (v) that Debentureholders electing to have an Initial Debenture purchased pursuant to the Offer will be required to surrender the Initial Debenture to the Debenture Trustee at the address specified in the notice prior to the close of business on the Business Day immediately preceding the date of acquisition by the Company or, in the case of the Global Debenture, that the purchase will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Company and specified in the Offer; and (vi) that Debentureholders will be entitled to withdraw their election if the Debenture Trustee receives, not later than the close of business on the third Business Day immediately preceding the date of acquisition by the Company, a facsimile transmission or letter setting forth the name of such Debentureholder, the principal amount of Debentures delivered for purchase and a statement that such Debentureholder is withdrawing his or her election to have such Initial Debentures purchased.

(ii)                                  If 90% or more in aggregate principal amount of Initial Debentures outstanding on the date the Company provides the Change of Control Notice and the Offer to holders of the Initial Debentures have been tendered for purchase pursuant to the Offer on the expiration thereof, the Company has the right and obligation upon written notice provided to the Debenture Trustee within 10 days following the expiration of the Offer, to redeem and shall redeem all the Initial Debentures remaining outstanding on the expiration of the Offer at the Offer Price (the “90% Redemption Right”).

(iii)                               Upon receipt of notice that the Company has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Initial Debentures, the Debenture Trustee shall promptly provide written notice to each Debentureholder that did not previously accept the Offer that:

(A)                              the Company has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective on the expiry of the Offer at the Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Offer Price;

(B)                                each such holder must transfer their Initial Debentures to the Debenture Trustee on the same terms as those holders that accepted the Offer and must send their respective Initial Debentures, duly endorsed for transfer, to the Debenture Trustee within 10 days after the sending of such notice; and

(C)                                the rights of such holder under the terms of the Initial Debentures and this Indenture cease to be effective as of the date of expiry of the Offer provided the Company has, on or before the time of notifying the Debenture Trustee of the exercise of the 90% Redemption Right, paid the aggregate Offer Price to, or to the order of, the Debenture Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and each holder thereof shall not have any right except to receive such holder’s Offer Price upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

The form of notice to be provided to each Debentureholder that did not previously accept the Offer shall be prepared by the Company or counsel to the Company, and the Debenture Trustee shall not be responsible for calculating any amount payable to such holders.

(iv)                              The Company shall, on or before 11:00 a.m. (Toronto time) on the date of the expiry of the Offer, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee by electronic transfer, such sums of money as may be sufficient to pay the aggregate Offer Price of the Initial Debentures to be purchased or redeemed by the Company on the expiry of the Offer. The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Offer Price to which they are entitled on the Company’s purchase or redemption. For greater certainty, the Company shall not be permitted to satisfy the Offer Price payable pursuant to an Offer or the exercise of the 90% Redemption Right through the issuance of Shares.

(v)                                 In the event that one or more of such Initial Debentures being purchased in accordance with this Section 2.4(j) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Offer Price, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

(vi)                              Initial Debentures for which holders have accepted the Offer and Initial Debentures which the Company has elected to redeem in accordance with this Section 2.4(j) shall become due and payable at the Offer Price on the date of expiry of the Offer or, where has Company has elected to redeem in accordance with this Section 2.4(j), on the date prescribed in the notice provided pursuant to Section 2.4(j)(iii) , in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after such date of expiry of the Offer, if the money necessary to purchase or redeem the Initial Debentures shall have been deposited as provided in this Section 2.4(j) and affidavits or other proofs satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

(vii)                           In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.4(j)  shall fail on or before the date specified in Section 2.4(j)(i) or Section 2.4(j)(vi), as applicable, so to surrender such holder’s Initial Debenture or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Debenture Trustee may require, such monies may be set aside in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited without interest, upon surrender and delivery up of such holder’s Initial Debenture. In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of six years from the date of expiry of the Offer, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Company and the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(viii)                        Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this Section 2.4(j) shall forthwith be delivered to the Debenture Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

(ix)                                The Company will publicly announce the aggregate principal amount of Initial Debentures that were purchased under the Offer made pursuant to Section 2.4(j)(i) promptly after the date such Initial Debentures were acquired by the Company.

(k)                                  The Debenture Trustee shall be provided with the documents and instruments referred to in Sections 2.5(b), (c) and (d) with respect to the Initial Debentures prior to the issuance of the Initial Debentures.

2.5                                                                               Certification and Delivery of Additional Debentures

The Company may from time to time request the Debenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Debenture Trustee the documents referred to below in this Section 2.5 whereupon the Debenture Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Company referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Company. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Company and such procedures. In certifying such Debentures, the Debenture Trustee shall be entitled to receive and shall be fully protected in acting and relying upon, unless and until such documents have been superseded or revoked:

(a)                                  an Officer’s Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)                                 a Written Direction of the Company requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i)                                     such Written Direction of the Company may be delivered by the Company to the Debenture Trustee prior to the delivery to the Debenture Trustee of such Additional Debentures of such series for certification and delivery;

(ii)                                  the Debenture Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Company or pursuant to procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Company;

(iii)                               the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Company or pursuant to such procedures; and

(iv)           if provided for in such procedures, such Written Direction of the Company may authorize certification and delivery pursuant to electronic instructions from the Company;

(c)                                  an opinion of Counsel to the Company and the Debenture Trustee that all legal requirements imposed by this Indenture in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)                                 an Officer’s Certificate certifying that the Company is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 14.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.6                                                                               Issue of Global Debentures

(a)                                  The Company may specify that the Debentures of a series are to be issued in whole or in part, as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Company in the Written Direction of the Company delivered to the Debenture Trustee at the time of issue of such Debentures. In the event the Company specifies that the Debentures of a series are to be issued as a Global Debenture, the Company shall execute and the Debenture Trustee shall certify and deliver one or more Global Debentures that shall:

(i)                  represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)               be delivered by the Debenture Trustee as directed in the Written Direction of the Company; and

(iii)            bear a legend substantially to the following effect:

“This Debenture is a Global Debenture within the meaning of the Trust Indenture dated as of September 12, 2007 between Canadian Satellite Radio Holdings Inc. and CIBC Mellon Trust Company (the “Indenture”) and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any Person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.”

(b)                                 Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7                                                                               Execution of Debentures

All Debentures shall be signed (either manually, by manual signature that is sent by portable document format or by facsimile signature) by any one director or officer of the Company, holding office at the time of signing. A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in facsimile, appears on a Debenture as a director or officer of the Company, may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Company and entitled to the benefits of this Indenture.

2.8                                                                               Certification

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Company and the holder is entitled to the benefits described herein and therein.

The certificate of the Debenture Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Debenture Trustee signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Debenture Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

2.9                                                                               Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Debenture Trustee, the Company may issue and the Debenture Trustee certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Company may execute and the Debenture Trustee certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Debenture Trustee and thereupon the Debenture Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Company, and the Debenture Trustee may approve entitling the holders thereof to receive definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Company shall have delivered the definitive Debentures to the Debenture Trustee, the Debenture Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Company or the Debenture Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.10                                                                        Mutilation, Loss, Theft or Destruction

In case any of the Debentures, whether a Global Debenture or a Fully Registered Debenture, issued hereunder shall become mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Debenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity satisfactory to them in their discretion and any other documents required by the Debenture Trustee in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.11                                                                        Concerning Interest

(a)                                  Subject to Section 2.4(b) with respect to the calculation of interest in respect of the initial interest payment to be paid on the Initial Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to and excluding the next Interest Payment Date;

(b)                                 Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a year of 365 days. Subject to Section 2.4(b) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12                                                                        Debentures to Rank Pari Passu

The Debentures will be direct unsecured, subordinated obligations of the Company. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Company except for sinking Company provisions (if any) applicable to different series of Debentures or other similar types of obligations of the Company.

2.13                                                                        Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.10, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Company will establish and maintain with the Debenture Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Company will deliver to the Debenture Trustee funds for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be withheld or deducted therefrom). The Debenture Trustee, on behalf of the Company, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture (less any tax required to be withheld or deducted therefrom), upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Company and the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Company for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax withheld or deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

Payment of funds to the Debenture Trustee upon maturity of the Debentures shall be made by electronic transfer or pursuant to such other arrangements for the provision of funds as may be agreeable between the Company and the Debenture Trustee in order to effect such maturity payment hereunder. The Debenture Trustee shall disburse such maturity payments only upon receiving, at least one Business Day prior to each Maturity Date, funds in an amount sufficient for the maturity payment. Notwithstanding the foregoing, all payments in excess of $25 million in Canadian dollars (or such other amount as determined from time to time by the Canadian Payments Association) shall be made by the use of the Large Value Transfer System (“LVTS”). The Debenture Trustee shall have no obligation to disburse funds pursuant to this Section 2.13 until it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Maturity Date. The Debenture Trustee shall, if any funds are received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.14                                                                        U.S. Legend on the Debentures

(a)                                  The Debentures and the Shares issuable upon conversion thereof (or issuable in connection with the payment of interest or principal thereon) have not been and will not be registered under the 1933 Act. All Debentures and the Shares issuable upon conversion thereof (or issuable in connection with the payment of interest or principal thereon) issued and sold in the United States in reliance on an exemption from the registration requirements under the 1933 Act, as well as all Debentures and the Shares issuable upon conversion thereof (or issuable in connection with the payment of interest or principal thereon) issued in exchange for or in substitution of the foregoing securities, shall bear, unless otherwise directed by the Company, the following legend (the “U.S. Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AND THE DEBENTURE TRUSTEE AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER AGREES NOT TO ENGAGE, DIRECTLY OR INDIRECTLY, IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, AND PROVIDED THAT THE FOLLOWING PROCEDURE COMPLIES WITH U.S. SECURITIES LAWS AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE COMPANY’S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

provided, that if the Debentures or Shares, as the case may be, are being sold under clause (B) above, and provided that the Company is a “foreign issuer” within the meaning of Regulation S under the 1933 Act at the time of sale, the U.S. Legend may be removed by providing a declaration to the Debenture Trustee or the registrar and transfer agent for the Shares, as the case may be, as set forth in Schedule “E” hereto (or as the Company may prescribe from time to time); and provided, further, that, if any such securities are being sold under clause (C)(1) above, the U.S. Legend may be removed by delivery to the Debenture Trustee or the registrar and transfer agent for the Shares, as the case may be, of an opinion of counsel, of recognized standing reasonably satisfactory to the Company and the Debenture Trustee (if the opinion is being delivered to the Debenture Trustee), that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or state securities laws. Provided that the Debenture Trustee or the registrar and transfer agent for the Shares, as the case may be, obtains confirmation from the Company that such counsel is satisfactory to the Company, the Debenture Trustee or the registrar and transfer agent for the Shares, as the case may be, shall be entitled to rely on such opinion of counsel without further inquiry.

(b)                                 Prior to the issuance of the Debentures, the Company shall notify the Debenture Trustee, in writing, concerning which Debentures are to bear the U.S. Legend. The Debenture Trustee will thereafter maintain a list of all registered holders from time to time of Legended Debentures.

2.15                                                                        Payment of Interest

The following provisions shall apply to any series of Debentures, except as otherwise provided in Section 2.4(b), Section 2.4(c), Section 2.4(d) or specified in a resolution of the directors of the Company, an Officer’s Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(a)                                  As interest becomes due on each Debenture (except at maturity, on conversion or on redemption or repurchase, when interest may at the option of the Company be paid upon surrender of such Debenture) the Company, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the third Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register (or, in the case of joint holders to the registered address of one of the joint holders), unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three Business Days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Debenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Company will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above. If payment is made through the Debenture Trustee, at least one Business Day prior to each Interest Payment Date or the date of mailing the cheques for the interest due on an Interest Payment Date, whichever is earlier, the Company shall deliver sufficient funds to the Debenture Trustee by electronic transfer or make such other arrangements for the provision of funds as may be agreeable between the Debenture Trustee and the Company in order to effect such interest payment hereunder. The Debenture Trustee shall disburse such interest payments only upon receiving, at least one Business Day prior to each such date, funds in an amount sufficient for the interest payment. Notwithstanding the foregoing, all payments in excess of $25 million in Canadian dollars (or such other amount as determined from time to time by the Canadian Payments Association) shall be made by the use of the LVTS. The Debenture Trustee shall have no obligation to disburse funds pursuant to this Section 2.15(a) until it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such Interest Payment Date. The Debenture Trustee shall, if any funds are received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

(b)                                 Notwithstanding Section 2.15(a), if a series of Debentures is represented by a Global Debenture, then all payments of interest on the Global Debenture shall be made by electronic funds transfer to the Depository or its nominee for subsequent payment to Beneficial Holders of interests in that Global Debenture, unless the Company and the Depository otherwise agree. None of the Company, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.16                                                                        Withholding Tax

For greater certainty, the Company will be entitled to deduct and withhold any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any province or territory thereof or any authority or agency therein or thereof having power to tax, including pursuant to the Tax Act, from any payment to be made on or in connection with the Debentures and, provided that the Company forthwith remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Debenture Trustee and the relevant Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company’s obligations under the Debentures and there is no obligation on the Company to gross-up amounts paid to a holder in respect of such deductions or withholdings. The Company shall provide the Debenture Trustee and the relevant Debentureholder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such government, authority or agency promptly after receipt thereof.

The Debenture Trustee shall have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Debenture Trustee shall at all times be indemnified and held harmless by the Company from and against any personal liabilities of the Debenture Trustee incurred in connection with the failure of the Company or its agents, to report, remit or withhold taxes as required by the Tax Act or otherwise failing to comply with the Tax Act. This indemnification shall survive the resignation or removal of the Debenture Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1                                                                               Fully Registered Debentures

(a)                                  With respect to each series of Debentures issuable as Fully Registered Debentures, the Company shall cause to be kept by and at the principal office of the Debenture Trustee in Toronto, Ontario and by the Debenture Trustee or such other registrar as the Company, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Company may designate with the approval of the Debenture Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures. Such registration shall be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(b)           No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder of such Debenture or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and substance and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Trustee or other registrar.

3.2                          Global Debentures

(a)           With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Company shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto, Ontario or such other registrar as the Company, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Debenture Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

(b)           Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no security certificates shall be issued to Beneficial Holders of interests in such Global Debenture except in the following circumstances or as otherwise specified in a resolution of the directors of the Company, an Officer’s Certificate or supplemental indenture relating to a particular series of Debentures:

(i)            Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)           Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Debenture Trustee, or the Company has notified the Debenture Trustee, that it is unwilling or unable to continue as Depository for such Global Debentures, or (ii) ceases to be eligible to be a Depository under Section 2.6(b), provided that at the time of such transfer the Company has not appointed a successor Depository for such Global Debentures;

(iii)          Global Debentures may be transferred at any time after the Company has determined, in its sole discretion, that the series of Debentures issued as such Global Debentures shall no longer be held in book-entry form and has communicated such determination to the Debenture Trustee in writing;

(iv)          Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as such Global Debenture, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series issued as such Global Debenture advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such series of Global Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)           Global Debentures may be transferred if required by applicable law; or

(vi)          Global Debentures may be transferred if the book-entry only registration system ceases to exist.

Fully Registered Debentures issued pursuant to this Section 3.2(b) shall be registered in such names and in such denominations as the Depository, pursuant to instructions from its Depository Participants or otherwise shall instruct the Debenture Trustee provided that the aggregate principal amount of Fully Registered Debentures is equal to the principal amount of the Global Debenture so exchanged. The Debenture Trustee shall deliver such Fully Registered Debentures to or as directed by the Beneficial Holders of the Global Debenture so exchanged. Upon exchange of a Global Debenture for Debentures in definitive form such Global Debentures shall be cancelled by the Debenture Trustee.

(c)           With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders of interests in such Global Debentures pursuant to subsection 3.2(b):

(i)            the Company and the Debenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)           the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)          the Depository will make book entry transfers among the Depository Participants; and

(iv)          whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Debenture Trustee.

(d)           Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Debenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to a series of Debentures issued hereunder, the Debenture Trustee shall notify all applicable Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

(e)           Notwithstanding anything herein or in the terms of the Debentures to the contrary, neither the Company nor the Debenture Trustee nor any agent thereof shall have any responsibility or liability for (i) any aspect of the records maintained by any Depository relating to any securities entitlements or any other interests in the Debentures or to the depository system maintained by such Depository, or payment made on account of any securities entitlements or any other interest of any Person in any Global Debenture (other than the applicable Depository or its nominee), (ii) for maintaining, supervising or reviewing any records of any Depository or any Depository Participant relating to any Debentures, or (iii) any advice or representation made by or with respect to any Depository and relating to the rules governing any Depository or any action to be taken by any Depository on its own direction or at the discretion of any of its Depository Participants.

3.3                          Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

3.4                          No Notice of Trusts

Neither the Company nor the Debenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than the trust created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and subject to Section 3.2(b) in respect of a Global Debenture, may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the Beneficial Holder thereof.

3.5                          Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall during regular business hours be open for inspection by the Company, the Debenture Trustee or any Debentureholder. Every registrar, including the Debenture Trustee, shall from time to time when requested so to do by the Company or by the Debenture Trustee, in writing, furnish the Company or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6                          Exchanges of Debentures

(a)           Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)           In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in the city of Toronto, Ontario or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Company with the approval of the Debenture Trustee. Any Debentures tendered for exchange shall be surrendered to the Debenture Trustee. The Company shall execute and the Debenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c)           Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7                          Closing of Registers

(a)           Neither the Company nor the Debenture Trustee nor any other registrar shall be required to:

(i)            make transfers or exchanges of, or convert any Fully Registered Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)           make transfers or exchanges of, or convert any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii)          make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)           Subject to any restriction herein provided, the Company with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Toronto, Ontario, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.8                          Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Debenture Trustee and the Company), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)           for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b)           for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

(c)           for any exchange of a Global Debenture as contemplated in Section 3.2(b); or

(d)           for any exchange of any Debenture resulting from a partial redemption under Section 4.2, a partial purchase under Section 4.9 or a partial conversion under Section 6.4.

3.9                          Ownership of Debentures

(a)           Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon (including any Global Debenture) shall be made to such registered holder.

(b)           The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such Debenture free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder (including by the Depository or its nominee in the case of a Global Indenture) for any such principal, premium or interest shall be a good discharge to the Company and/or the Debenture Trustee and any registrar for the same and none of the Company, the Debenture Trustee nor any other registrar shall be bound to inquire into the title of any such registered holder.

(c)           Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Debenture Trustee, any registrar and to the Company.

(d)           In the case of the death of one or more joint holders of any Fully Registered Debenture, the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Debenture Trustee and any registrar and to the Company.

ARTICLE 4
REDEMPTION, REPAYMENT AND PURCHASE OF DEBENTURES

4.1                          Applicability of Article

Subject to regulatory approval or any applicable shareholder approval, the Company shall have the right at its option to redeem, at any time following the third (3rd) anniversary of the Closing Date, either in whole or in part from time to time before the Maturity Date, either by payment of money, by issuance of Shares as provided in Section 4.6 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Company requesting the certification and delivery thereof. Subject to regulatory approval or any applicable shareholder approval, the Company shall also have the right at its option to repay, either in whole or in part, on maturity, either by payment of money in accordance with Section 2.13, by issuance of Shares as provided in Section 4.10 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so repayable on maturity (subject however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debenture and shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Company requesting the certification and delivery thereof.

4.2                          Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Shares pursuant to Section 4.6, the Debentures to be so redeemed shall be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Debenture Trustee deems equitable, subject (if applicable) to the approval of the Toronto Stock Exchange (or approval of any other stock exchange on which the Debentures may be listed, if any), as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash in part and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so redeemed which notation shall be authenticated by the Debenture Trustee. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3                          Notice of Redemption

Notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the Debenture Trustee and the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 13.2. Every Redemption Notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the amount of the accrued and unpaid interest to be paid thereon to but excluding the Redemption Date and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed for cash, the Redemption Notice shall specify:

(a)           the distinguishing letters and numbers of the registered Debentures which are to be redeemed for cash and which are to be redeemed for other consideration (or of such Debentures which as are registered in the name of such Debentureholder);

(b)           in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed for cash and which are to be redeemed for other consideration or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)           in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Company; and

(d)           in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4                          Debentures Due on Redemption Dates

Notice having been given as aforesaid, all of the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Maturity Date specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Shares to be issued to redeem, such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such Redemption Notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as provided in Section 4.3 and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest. The Debenture Trustee shall have no obligation to verify or calculate the Redemption Price.

4.5                          Deposit of Redemption Monies or Shares

Redemption of Debentures shall be provided for by the Company depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Date specified in such Redemption Notice, such sums of money, or certificates representing such Shares, or both, as the case may be, as is sufficient to pay the Redemption Price of the Debentures so called for redemption, plus such sum of money as is sufficient to pay accrued and unpaid interest thereon up to but excluding the Redemption Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque or bank draft for such amounts required under this Section 4.5 post-dated to the Redemption Date. The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Debenture Trustee shall pay or cause to be paid, or issue or cause to be issued, (i) in the case of a Global Debenture, to the Depository upon the Depository making the appropriate notation in respect of the principal amount of the Debentures so redeemed, which notation shall be authenticated by the Debenture Trustee or (ii) in the case of Fully Registered Debentures to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the Redemption Price and interest (if any) to which they are respectively entitled on redemption.

Payment of funds to the Debenture Trustee shall be made by electronic transfer or pursuant to such other arrangements for the provision of funds as may be agreeable between the Debenture Trustee and the Company in order to effect such redemption payment hereunder. The Debenture Trustee shall disburse such redemption proceeds only upon receiving, at least one Business Day prior to each Redemption Date, funds in an amount sufficient to pay the aggregate Redemption Price that is payable in cash and the aggregate amount of interest (if any) payable on redemption. Notwithstanding the foregoing, i) all payments in excess of $25 million in Canadian dollars (or such other amount as determined from time to time by the Canadian Payments Association) shall be made by the use of the LVTS; and ii) in the event that payment must be made to the Depository, the Company shall remit payment to the Debenture Trustee by LVTS. The Debenture Trustee shall have no obligation to disburse funds pursuant to this Section 4.5 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay the aggregate Redemption Price that is payable in cash and the aggregate amount of interest (if any) payable on redemption. The Debenture Trustee shall, if any funds are received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

4.6                          Right to Repay Redemption Price in Shares

(a)           Subject to the other provisions of this Section 4.6 and receipt of any required regulatory or shareholder approvals, the Company may, at its option, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to holders on the Redemption Date that number of Shares obtained by dividing the Redemption Price by 95% of the then Current Market Price of the Shares on the Redemption Date (the “Share Redemption Right”). The Debenture Trustee shall have no obligation to calculate or verify the Share Redemption Right.

(b)           The Company shall exercise the Share Redemption Right by so specifying in the Redemption Notice which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 40 days prior to the Redemption Date. The Redemption Notice shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Share Redemption Right.

(c)           The Company’s right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the second Business Day immediately preceding the Redemption Date:

(i)            the issuance of the Shares on the exercise of the Share Redemption Right shall be made in accordance with Applicable Securities Legislation and such Shares shall be issued as Shares;

(ii)           the listing of such additional Shares on each stock exchange on which the Shares are then listed;

(iii)          the Company being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Shares occurs;

(iv)          no Event of Default shall have occurred and be continuing;

(v)           the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Shares on the Redemption Date; and

(vi)          the receipt by the Debenture Trustee of an opinion of Counsel to the effect that the issuance of such Shares have been duly authorized by the Company and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where certificates are not issued.

If the foregoing conditions are not satisfied prior to the 5:00 p.m. (Toronto time) on the second Business Day immediately preceding the Redemption Date, the Company shall pay the Redemption Price in cash in accordance with Section 4.5 unless the Debentureholder waives the conditions which are not satisfied.

(d)           The Company’s right to exercise the Share Redemption Right shall be conditional upon the Current Market Price of the Shares on the Redemption Date being not less than the Minimum Trading Price.

(e)           In the event that the Company duly exercises its Share Redemption Right, the Company shall on or before 11:00 a.m. (Toronto time) on the Redemption Date, deliver to the Debenture Trustee, for delivery to and on account of the holders of Debentures, upon the due presentation and surrender of the Debentures, the Shares to which such holders are entitled.

(f)            No fractional Shares shall be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, the Company shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 4.6(e), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the Redemption Date (less any tax required to be deducted, if any).

(g)           A holder of Debentures shall be treated as the shareholder of record of the Shares issued on due exercise by the Company of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including Share dividends and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(h)           In the event that the Company exercises its Share Repayment Right, the Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Company’s Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Shares as shall be issuable in such event. All Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(i)            The Company shall comply with all Applicable Securities Legislation regulating the issue and delivery of Shares upon exercise of the Share Redemption Right and shall cause to be listed and posted for trading such Shares on each stock exchange on which the Shares are then listed.

(j)            The Company shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province or territory thereof (except income tax or, withholding tax which shall be payable with respect to the issuance or delivery of Shares to holders of Debentures upon exercise of the Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

(k)           If the Company elects to satisfy its obligation to pay all or any portion of the Redemption Price by issuing Shares in accordance with this Section 4.6 and if the Redemption Price (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the Redemption Price, if any, is insufficient to satisfy such withholding taxes, the Debenture Trustee, on the Written Direction of the Company but for the account of the holder, shall sell, through the investment banks, brokers or dealers selected by the Company, out of the Shares issued by the Company for this purpose, such number of Shares that together with the cash payment of the Redemption Price, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Company to the proper tax authorities within the period of time prescribed for this purpose under applicable laws. Any excess proceeds from such sale, after payment of all required withholding taxes, shall be paid to the holder.

(l)            Each certificate representing Shares issued in payment of the Redemption Price of Debentures bearing the U.S. Legend set forth in Section 2.14, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the U.S. Legend set forth in Section 2.14; provided that if the Shares are being sold outside the United States in accordance with Rule 904 of Regulation S, and provided that the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a declaration to the Debenture Trustee, as registrar and transfer agent for the Shares, as set forth in Schedule “E” hereto (or as the Company or the Debenture Trustee may prescribe from time to time); and provided further that, if any such securities are being sold within the United States in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the Debenture Trustee, as registrar and transfer agent for the Shares, of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or state securities laws. Provided that the Debenture Trustee obtains confirmation from the Company that such counsel is satisfactory to it, it shall be entitled to rely on such opinion of counsel without further inquiry.

(m)          Accrued and unpaid interest on the Debentures on the Redemption Date will be paid to holders of Debentures, in cash, in the manner contemplated in Section 4.5.

4.7                          Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date so to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable, or take delivery of certificates representing such Shares issuable in respect thereof, or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust with or without interest, or such certificates may be held in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery up of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture plus any accrued but unpaid interest thereon to but excluding the Redemption Date. In the event that any money, or certificates for Shares, required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of Redemption Price, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies or certificates for Shares, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such Depository or paying agent to the Company on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Company shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Company, subject to any limitation period provided by the laws of Ontario.

4.8                          Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.9 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.9                          Purchase of Debentures by the Company

Unless otherwise specifically provided with respect to a particular series of Debentures, the Company may purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a Recognized Stock Exchange) or by tender or by private contract, at any price; provided that, if an Event of Default has occurred and is continuing, the Company will not have the right to purchase the Debentures by private contract. All Debentures so purchased may, at the option of the Company, be delivered to the Debenture Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Company is prepared to accept, the Debentures to be purchased by the Company shall be selected by the Debenture Trustee on a pro rata basis or in such other manner consented to by the Toronto Stock Exchange (or any other stock exchange on which the Debentures may be listed, if any) which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased, which notations shall be authenticated by the Debenture Trustee.

4.10                        Right to Repay Principal Amount in Shares

(a)           Subject to the other provisions of this Section 4.10 and receipt of any required regulatory and shareholder approvals, the Company may, at its option, in exchange for or in lieu of paying the principal amount due on maturity in money, elect to satisfy its obligation to repay all or any portion of the principal amount of the Debentures outstanding by issuing and delivering to holders on the date of maturity of such Debentures (the “Maturity Date”) that number of Shares obtained by dividing the principal amount of the Debentures by 95% of the Current Market Price of the Shares on the Maturity Date (the “Share Repayment Right”).

(b)           The Company shall exercise the Share Repayment Right by so specifying in a maturity notice to holders of the Debentures substantially in the form of Schedule “C” (the “Maturity Notice”), which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 40 days prior to the Maturity Date.

(c)           The Company’s right to exercise the Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

(i)            the issuance of the Shares on the exercise of the Share Repayment Right shall be made in accordance with Applicable Securities Legislation;

(ii)           the listing of such additional Shares on each stock exchange on which the Shares are then listed;

(iii)          the Company being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Shares occurs;

(iv)          no Event of Default shall have occurred and be continuing;

(v)           the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Shares on the Maturity Date; and

(vi)          the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Shares have been duly authorized by the Company and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where certificates of good standing are not issued.

If the foregoing conditions are not satisfied prior to 5:00 p.m. (Toronto time) on the Business Day immediately preceding the Maturity Date, the Company shall pay the principal amount of the Debentures outstanding in cash in accordance with Section 2.13, unless the Debentureholder waives the conditions which are not satisfied.

(d)           The Company’s right to exercise the Share Repayment Right shall be conditional upon the Current Market Price of the Shares on the Repayment Date being not less than the Minimum Trading Price.

(e)           In the event that the Company duly exercises its Share Repayment Right, the Company shall not less than two (2) Business Days prior to the Maturity Date, deliver to the Debenture Trustee, for delivery to and on account of the holders on the Maturity Date, upon the due presentation and surrender of the Debentures, the Shares to which such holders are entitled. The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Share Repayment Right. From the certificates so deposited in addition to amounts payable by the Debenture Trustee pursuant to Section 2.13, the Debenture Trustee shall pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of and premium (if any) on the Debentures to which they are respectively entitled on the Maturity Date and deliver to such holders the certificates to which such holders are entitled. The delivery of such certificates to the Debenture Trustee will satisfy and discharge the liability of the Company for the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any certificates sold to pay applicable taxes in accordance with this Section 4.10) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the certificates so delivered, the certificate(s) to which it is entitled.

(f)            No fractional Shares shall be delivered upon the exercise of the Share Repayment Right but, in lieu thereof, the Company shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 4.10(e), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the Maturity Date (less any tax required to be deducted, if any).

(g)           A holder of Debentures shall be treated as the shareholder of record of the Shares issued on due exercise by the Company of its Share Repayment Right effective immediately after 5:00 p.m. (Toronto time) the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including share distributions and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(h)           The Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Company’s Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Shares as shall be issuable in such event. All Shares issued upon exercise of the Share Repayment Right shall be duly and validly issued as fully paid and non-assessable Shares.

(i)            The Company shall comply with all Applicable Securities Legislation regulating the issue and delivery of Shares upon exercise of the Share Repayment Right and shall cause to be listed and posted for trading such Shares on each stock exchange on which the Shares are then listed.

(j)            The Company shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province or territory thereof (except income tax or withholding tax) which shall be payable with respect to the issuance or delivery of Shares to holders of Debentures upon exercise of the Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

(k)           If the Company elects to satisfy its obligation to pay all or any portion of the principal amount of Debentures due on the Maturity Date by issuing Shares in accordance with this Section 4.10 and if the principal amount (or any portion thereof) to which a Debentureholder is entitled is subject to withholding taxes and the amount of the cash payment of the principal amount due on the Maturity Date, if any, is insufficient to satisfy such withholding taxes, the Debenture Trustee, on the Written Direction of the Company but for the account of the holder, shall sell, through the investment banks, brokers or dealers selected by the Company, out of the Shares issued by the Company for this purpose, such number of Shares that together with the cash component of the principal amount due on the Maturity Date is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Company to the proper tax authorities within the period of time prescribed for this purpose under applicable laws. Any excess proceeds from such sale, after payment of all required withholding taxes, shall be paid to the holder.

(l)            Each certificate representing Shares issued in payment of the principal amount of Debentures bearing the U.S. Legend set forth in Section 2.14, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the U.S. Legend set forth in Section 2.14; provided that if the Shares are being sold outside the United States in accordance with Rule 904 of Regulation S, and provided that the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a declaration to the Debenture Trustee, as registrar and transfer agent for the Shares, as set forth in Schedule “E” hereto (or as the Company or the Debenture Trustee may prescribe from time to time); and provided further that, if any such securities are being sold within the United States in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the Debenture Trustee, as registrar and transfer agent for the Shares, of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or state securities laws. Provided that the Debenture Trustee obtains confirmation from the Company that such counsel is satisfactory to it, it shall be entitled to rely on such opinion of counsel without further inquiry.

(m)          Interest accrued and unpaid on the Debentures on the Maturity Date will be paid to holders of Debentures, in cash, in the manner contemplated in Section 2.15.

ARTICLE 5
SUBORDINATION OF DEBENTURES

5.1                          Applicability of Article

The indebtedness, liabilities and obligations of the Company hereunder (except as provided in Section 14.15) or under the Debentures, whether on account of principal, interest or otherwise, but excluding the issuance of Shares or other securities upon any conversion pursuant to Article 6, upon any redemption pursuant to Article 4, or at maturity pursuant to Article 4 (collectively the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5, to the full and final payment of all Senior Indebtedness of the Company and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5.

The Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of this Article 5 irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Debenture Trustee or any of the Debentureholders.

5.2                          Order of Payment

In the event of any voluntary or involuntary dissolution, winding-up or liquidation, or any bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to the Company or any of its property (whether voluntary or involuntary, partial or complete) or any other marshalling of the assets and liabilities of the Company, any reorganization or any sale, distribution or other transfer of all or substantially all of the assets of the Company:

(a)           all Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution is made on account of Debenture Liabilities;

(b)           any payment or distribution of assets of the Company, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 5, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness before any payment or distribution is made to the Debentureholders or the Debenture Trustee; and

(c)           the Senior Creditors or a receiver or a receiver-manager of the Company or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Company assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Debenture Trustee or any requirement to account to the Debenture Trustee or the Debentureholders.

The rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by :

(i)            the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(ii)           the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iii)          the taking of any collection, enforcement or realization proceedings pursuant to the Senior Indebtedness;

(iv)          the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or other Trustee or any of them to any money or property of the Company;

(v)           the failure to exercise any power or remedy reserved to the Senior Creditors under documents evidencing the Senior Indebtedness or under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vi)          whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(vii)         the date of giving or failing to give notice to or making demand upon the Company; or

(viii)        any other matter whatsoever.

5.3                          Subrogation to Rights of Holders of Senior Indebtedness

Subject to the prior payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness or their representative or representatives, or the trustee or trustees under any indenture pursuant to which any instrument evidencing any such Senior Indebtedness may have been issued, to receive payments or distributions of assets of the Company to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Company to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

The Debenture Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Company or any property and assets subject to the Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

5.4                          Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law or under this Indenture upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness.

5.5                          No Payment if Senior Indebtedness in Default

(a)           No payment of any principal of, premium, if any, or interest (or any other amounts payable) in respect of the Debentures (including the Initial Debentures) or in respect of any Redemption Price or Offer Price in respect of any such Debentures may be made, and neither the Debenture Trustee nor any Debentureholder will be entitled to institute proceedings (other than as may be necessary to preserve a limitation period) for the collection of, or receive any payment or benefit (including, without limitation, by setoff, combination of accounts or realization of security or otherwise in any manner whatsoever) on account of indebtedness represented by the Debentures:

(i)            in a manner inconsistent with the terms (as they exist on the date of issue) of the Debentures;

(ii)           at any time when an event of default has occurred under Senior Indebtedness, and such event of default is continuing and notice of such event of default has been given by or on behalf of the holders of such Senior Indebtedness to the Company unless and until such Senior Indebtedness has been paid and satisfied in full or such event of default shall have been cured or waived in writing in accordance with the provisions of such Senior Indebtedness;

(iii)          if the making of any such payment or the taking of any such action would create, by the lapse of time or giving of notice, an event of default under any Senior Indebtedness unless and until such Senior Indebtedness has been satisfied in full or the making of any such payment or taking of such action would no longer create, by the lapse of time or giving of notice, an event of default under any Senior Indebtedness.

(b)           If, notwithstanding Section 5.2(b) or 5.5(a), the Debenture Trustee receives any payment when such payment should have been paid to the holders of Senior Indebtedness pursuant to Section 5.2(b) or is prohibited by Section 5.5(a), as the case may be, such payment shall be held in trust for the benefit of, and shall be paid or delivered to, the holders of the Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any other concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

5.6                          Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as prohibited by Section 5.5, any payment of principal of, premium, if any, or interest on the Debentures. The fact that any such payment is prohibited by Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Section 5.5, the application by the Debenture Trustee of any monies deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

5.7                          Confirmation of Subordination

Each holder of Debentures by his or her acceptance of the Debentures authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Debenture Trustee his attorney-in-fact for any and all such purposes. Upon request of the Company, and upon being furnished with an Officer’s Certificate stating that one or more named Persons are Senior Creditors and specifying the amount and nature of the Senior Indebtedness of such Senior Creditor, the Debenture Trustee shall enter into a written agreement or agreements with the Company and the Person or Persons named in such Officer’s Certificate providing that such Person or Persons are entitled to all the rights and benefits of this Article 5 as a Senior Creditor. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, provided however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

5.8                          Knowledge of Debenture Trustee

Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures, the Debenture Trustee will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof, or of the existence of any other fact that would prohibit the making of any payment of monies to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Company, any Debentureholder or any Senior Creditor.

5.9                          Debenture Trustee May Hold Senior Indebtedness

The Debenture Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder of Senior Indebtedness. The Debenture Trustee is the trustee under an indenture governing certain Senior Indebtedness of the Company.

5.10                        Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.11                        Altering the Senior Indebtedness

The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the provisions of this Article 5 or the other liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.

5.12                        Additional Indebtedness

This Indenture does not restrict the Company from incurring additional Senior Indebtedness or other indebtedness for borrowed money (including any indebtedness ranking pari passu with any Debentures) or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

5.13                        Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.14                        Invalidated Payments

In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Debenture Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

5.15                        Contesting Security

The Debenture Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Security, or the relative priority of the Senior Security.

ARTICLE 6
CONVERSION OF DEBENTURES

6.1                          Applicability of Article

Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction on the conversion of Debentures of such series) will be convertible into Shares, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture (including Section 3.7 hereof), in such Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

Such right of conversion shall extend only to the maximum number of whole Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Shares shall be adjusted for in the manner provided in Section 6.6.

6.2                          Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Company, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 13.2.

6.3                          Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Company is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company’s offer, respectively.

6.4                          Manner of Exercise of Right to Convert

(a)           The holder of a Debenture desiring to convert such Debenture in whole or in part into Shares shall surrender such Debenture to the Debenture Trustee at its principal office in Toronto, Ontario together with the conversion notice in the form attached hereto as Schedule “D” or any other written notice in a form satisfactory to the Debenture Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or her or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his or her right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Trustee shall be satisfied if the Debenture Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes and withholding taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee, his or her nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Date of Conversion (or such later date as is specified in Section 6.4(b)) as the holder of the number of Shares into which such Debenture is convertible in accordance with the provisions of this Article 6 and, as soon as practicable thereafter, the Company shall deliver to such Debentureholder or, subject as aforesaid, his or her nominee(s) or assignee(s), a certificate or certificates for such Shares and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 6.4(e) hereof.

(b)           For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (the “Date of Conversion”) on which it is so surrendered when the register of the Debenture Trustee is open and in accordance with the provisions of this Article 6 or, in the case of a Global Debenture which the Debenture Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Trustee at its office specified in Section 6.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Shares is closed, the Person or Persons entitled to receive Shares shall become the holder or holders of record of such Shares as at the date on which such register is next reopened.

(c)           Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article 6 and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such part.

(d)           Upon a holder of any Debenture exercising his or her right of conversion in respect of only a part of the Debenture and surrendering such Debenture to the Debenture Trustee, in accordance with Section 6.4(a) the Debenture Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so converted.

(e)           The holder of a Debenture surrendered for conversion in accordance with this Section 6.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof up to but excluding the Date of Conversion and the Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Shares pursuant to Section 6.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Shares.

(f)            Upon conversion of any Global Debentures, the Depository shall make notations on the Global Debentures of the principal amount of Debentures so converted, which notations shall be authenticated by the Debenture Trustee, and the Company and the Debenture Trustee shall cause to be deposited with the Depository the Shares into which the Debentures have been converted.

6.5                          Adjustment of Conversion Price and Minimum Trading Price

The Conversion Price and Minimum Trading Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)           If and whenever at any time prior to the Time of Expiry the Company shall (i) subdivide or redivide the outstanding Shares into a greater number of Shares, (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of Shares, or (iii) issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of a dividend or distribution (other than the issue of Shares (or securities convertible into or exchangeable for Shares) to holders of Shares who have elected to receive dividends or distributions in the form of securities of the Company in lieu of cash dividends or cash distributions paid in the ordinary course on the securities of the Company), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares by way of a dividend or distribution, as the case may be, in the case of any of the events referred to in (i), (ii) and (iii) above, shall be adjusted immediately so that it shall equal the price determined by multiplying the Conversion Price in effect on the date immediately preceding the effective date of such event by a fraction, the numerator of which shall be the total number of Shares outstanding on such date before giving effect to any event referred to in any of (i), (ii) or (iii) above and the denominator of which shall be the total number of Shares outstanding immediately after giving effect to such event. Such adjustment shall be made successively whenever any event referred to in this Section 6.5(a) shall occur. Any such issue of Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Shares under subsections (b) and (c) of this Section 6.5.

(b)           If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) at a price per Share (or having a conversion or exchange price per Share) less than 95% of the Current Market Price of a Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number of Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Share, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only the number of Shares (or securities convertible into Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(c)           If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) Shares of any class other than Shares and other than Shares distributed to holders of Shares who have elected to receive dividends or distributions in the form of such Shares in lieu of dividends or distributions paid in the ordinary course, (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares), (iii) evidences of its indebtedness, or (iv) assets (excluding dividends or distributions paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less the fair market value as determined by the directors of the Company, but subject to the prior written consent of the Toronto Stock Exchange (or such other stock exchange on which the Shares may be listed, if any), which determination shall be conclusive) of such Shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only such Shares or rights, options or warrants or evidences of indebtedness or assets actually distributed were included in such fraction, as the case may be. In clause (iv) of this subsection (c), the term “dividends or distributions paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends or distributions paid in the ordinary course at the option of shareholders.

(d)           If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Shares or a capital reorganization of the Company other than as described in Section 6.5(a) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other Person or a sale, conveyance or lease of the properties and assets of the Company as an entirety or substantially as an entirety to any other Person or a liquidation, dissolution or winding-up or other similar transaction of the Company, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale, conveyance or lease or liquidation, dissolution or winding-up or other similar transaction, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Shares then sought to be acquired by it, the number of Shares, shares or other securities or property of the Company or of the Person resulting from such reclassification, capital reorganization, merger, amalgamation, arrangement or consolidation, or to which such sale, conveyance or lease may be made or which holders of Shares receive pursuant to such liquidation, dissolution or winding-up or other similar transaction, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale, conveyance or lease or liquidation, dissolution or winding-up or other similar transaction, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the directors of the Company, to give effect to or to evidence the provisions of this Section 6.5(d), the Company, its successor, or such purchasing Person, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale, conveyance or lease or liquidation, dissolution or winding-up or other similar transaction, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any Shares, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its conversion rights thereafter. Any indenture entered into between the Company and the Debenture Trustee pursuant to the provisions of this Section 6.5(d), shall be a supplemental indenture entered into pursuant to the provisions of Article 15. Any indenture entered into between the Company, any successor to the Company or such purchasing Person or other entity and the Debenture Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.5(d), and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, arrangements, mergers, sales, conveyances, leases, liquidations, dissolutions, winding-ups or other similar transactions.

(e)           In any case in which this Section 6.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 6.5(e), have become the holder of record of such additional Shares pursuant to Section 6.4(b).

(f)            The adjustments provided for in this Section 6.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 6.5, provided that, notwithstanding any other provision of this Section 6.5, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 6.5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)           In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Company (who may be the Company’s Auditors) and acceptable to the Debenture Trustee; such chartered accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, the Debenture Trustee, and the Debentureholders.

(h)           In case the Company shall take any action affecting the Shares other than action described in this Section 6.5, which in the opinion of the directors of the Company, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of directors of the Company, subject to the prior written consent of the Toronto Stock Exchange or, if the Debentures are not listed thereon, such other exchange on which the Debentures are then listed (if any), as the directors of the Company, in their sole discretion may determine to be equitable in the circumstances. Failure of such directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(i)            No adjustment in the Conversion Price shall be made in respect of any event described in Sections 6.5(a), 6.5(b) or 6.5(c) other than the events described in Sections 6.5(a)(i) or 6.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(j)            Except as stated above in this Section 6.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Shares at less than the Current Market Price for such Shares on the date of issuance or the then applicable Conversion Price.

6.6                          No Requirement to Issue Fractional Shares

The Company shall not be required to issue fractional Shares upon the conversion of Debentures pursuant to this Article 6. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Share would, except for the provisions of this Section 6.6, be deliverable upon the conversion of any principal amount of Debentures, the Company shall, in lieu of delivering any Share certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest of such Share which would have been issuable multiplied by the Current Market Price on the Conversion Date.

6.7                          Company to Reserve Shares

The Company covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon conversion of Debentures as provided in this Article 6, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Company covenants with the Debenture Trustee that all Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

6.8                          Cancellation of Converted Debentures

Except as set forth in Section 6.4(f), all Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article 6 shall be forthwith delivered to and cancelled by the Debenture Trustee and no Debenture shall be issued in substitution therefor.

6.9                          Certificate as to Adjustment

The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officer’s Certificate to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Company (who may be the Company’s Auditors) and acceptable to the Debenture Trustee and shall be conclusive and binding on all parties in interest. When so verified, the Company shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Shares referred to in Sections 6.5(a)(i) or 6.5(a)(ii) forthwith give notice to the Debentureholders in the manner provided in Section 13.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Company has previously given notice under this Section 6.9 covering all the relevant facts in respect of such event and if the Debenture Trustee approves, no such notice need be given under this Section 6.9.

6.10                        Notice of Special Matters

The Company covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 13.2, of its intention to fix a record date for any event referred to in Sections 6.5(a), (b) or (c) (other than the subdivision, redivision, reduction, combination or consolidation of its Shares referred to in Sections 6.5(a)(i) or 6.5(a)(ii) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.

6.11                        Protection of Debenture Trustee

Subject to Section 14.3, the Debenture Trustee:

(a)           shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)           shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or of any Shares, shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)           shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Shares, Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 6.

6.12                        U.S. Legend on Shares

Each certificate representing Shares issued upon conversion of Debentures pursuant to this Article 6 bearing the U.S. Legend set forth in Section 2.14, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall also bear the U.S. Legend set forth in Section 2.14; provided that if the Shares are being sold outside the United States in accordance with Rule 904 of Regulation S, and provided that the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a declaration to the registrar and transfer agent for the Shares, as set forth in Schedule “E” hereto (or as the Company may prescribe from time to time); and provided further that, if any such securities are being sold within the United States in accordance with an exemption from the registration requirements under the 1933 Act, the U.S. Legend may be removed by delivery to the registrar and transfer agent for the Shares, of an opinion of counsel, of recognized standing reasonably satisfactory to the Company and the registrar and transfer agent for the Shares, that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or state securities laws. Provided that the Debenture Trustee obtains confirmation from the Company that such counsel is satisfactory to it, it shall be entitled to rely on such opinion of counsel without further inquiry.

ARTICLE 7
COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

7.1                          To Pay Principal, Premium (if any) and Interest, etc.

The Company will duly and punctually pay or cause to be paid to every Debentureholder all amounts payable in respect of the Debentures of which it is the holder including the principal of, premium (if any) and interest accrued on the Debentures and/or if, applicable, the Redemption Price and the Offer Price on the dates, at the places and in the manner described herein and in the Debentures.

7.2                          To Pay Debenture Trustee’s Remuneration

The Company will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will repay to the Debenture Trustee on demand all monies which shall have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created and such monies including the Debenture Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Debenture Trustee in priority to payment of any principal of the Debentures or interest thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

7.3                          To Give Notice of Default

The Company shall notify the Debenture Trustee immediately upon obtaining knowledge of any default or Event of Default hereunder.

7.4                          Preservation of Existence, etc.

Subject to the express provisions hereof, the Company will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper and business-like manner, and will do or cause to be done all things necessary to maintain its existence.

7.5                          Keeping of Books

The Company will keep or cause to be kept proper books of record and account, in accordance with Canadian generally accepted accounting principles.

7.6                          To Maintain Listings

The Company will use its best efforts to maintain the listing of the Shares on the Toronto Stock Exchange, and to maintain the Company’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation; provided that, for greater certainty, the foregoing covenant shall not prevent or restrict the Company from carrying out a transaction to which Article 10 would apply if carried out in compliance with Article 10 even if as a result of such transaction the Company ceases to be a “reporting issuer” in all or any of the provinces of Canada or the Shares cease to be listed on the Toronto Stock Exchange or any other stock exchange.

7.7                          To Provide Financial Statements

The Company will furnish to the Debenture Trustee a copy of all consolidated financial statements of the Company, whether annual or interim and the report, if any, of the Company’s auditors thereon and all annual or periodic financial reports of the Company, which are furnished to the holders of Shares promptly upon the distribution thereof to the holders of the Shares, provided that the Company shall not be required to furnish such statements where holders of Debentures have elected not to receive them in accordance with Applicable Securities Legislation.

7.8                          Annual Certificate of Compliance

The Company shall deliver to the Debenture Trustee, within 120 days after the end of each calendar year, an Officer’s Certificate certifying that after reasonable investigation and inquiry, the Company has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

7.9                          No Distributions on Shares if Event of Default

The Company shall not declare or make any distribution to the holders of its issued and outstanding Shares after the occurrence of a default or an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist. In addition, the Company shall not declare any distribution to the holders of its issued and outstanding Shares if at the time the trustees of the Company or a committee thereof resolves to make the said declaration, the Company has actual knowledge that the paying of said distribution on the applicable distribution payment date will result in a default or an Event of Default.

7.10                        Performance of Covenants by Debenture Trustee

If the Company shall fail to perform any of its covenants contained in this Indenture, the Debenture Trustee may notify the Debentureholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it, but (subject to Section 8.2 and Section 14.3) shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Debenture Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Trustee shall be deemed to relieve the Company of any default hereunder.

ARTICLE 8
DEFAULT

8.1                          Events of Default

Each of the following events constitutes, and is herein referred to as, an “Event of Default”:

(a)           default for 30 days in the payment when due of interest (in cash or Shares) on the Debentures;

(b)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Debentures;

(c)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 2.4(j) and Section 10.1 hereof;

(d)                                 default in the observance or performance of any material covenant or condition in the Indenture by the Company for a period of 30 days after notice in writing has been given to the Company by the Debenture Trustee or by the holders of not less than 25% of the principal amount of the Debentures specifying such default and requiring the Company to remedy such default;

(e)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(i)                  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(ii)               results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$10.0 million or more;

(f)                                    failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of US$10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(g)                                 the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)                  commences a voluntary case,

(ii)               consents to the entry of an order for relief against it in an involuntary case,

(iii)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)           makes a general assignment for the benefit of its creditors, or

(v)              generally is not paying its debts as they become due; or

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                  is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii)               appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(iii)            orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Upon the occurrence of any Event of Default, the Debenture Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Company declare the principal of, premium, if any, and interest on all Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Company, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Company on the date of such declaration) then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Trustee and, subject to Section 5.5, the Company shall forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, premium, if any, accrued and unpaid interest and interest on amounts in default on the Debentures and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations hereunder and any monies so received by the Debenture Trustee shall be applied in the manner provided in Section 8.6.

For greater certainty, for the purpose of this Section 8.1, if an Event of Default under Section 8.1(a) or Section 8.1(b) has occurred only with respect to Debentures of a particular series, references to Debentures in this Section 8.1 shall only refer to Debentures of such particular series.

For the purposes of this Article 8, if an Event of Default under Section 8.1(a) or Section 8.1(b) has occurred only with respect to Debentures of a particular series, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean only Debentures of such series and references to the Debentureholders shall refer only to the Debentureholders of such series, as applicable.

8.2                                                                               Notice of Events of Default

If an Event of Default shall occur and be continuing the Debenture Trustee shall, within 30 days after it receives written notice of the occurrence (or otherwise becomes aware) of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 13.2, provided that notwithstanding the foregoing, unless the Debenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee shall not be required to give such notice if the Debenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Company in writing. For greater certainty, the Debenture Trustee can assume that there is no Event of Default unless it is notified in writing, such notification to distinctly specify the nature of the default.

Where notice of the occurrence of any Event of Default is given by the Debenture Trustee under this Section 8.2 and the Event of Default is thereafter cured, the Debenture Trustee shall, within 20 calendar days after becoming aware of the curing of the Event of Default give notice to the Debentureholders in the manner provided in Section 13.2 that the Event of Default is no longer continuing and shall so advise the Company in writing in the manner provided by Section 13.1.

8.3                                                                               Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)                                  the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 and the Debenture Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Company of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Debenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)                                 the Debenture Trustee, so long as it has not become bound to declare the principal of, premium (if any), and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.

No such act or omission either of the Debenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4                                                                               Enforcement by the Debenture Trustee

Subject to the provisions of Article 5 and Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Company shall fail to pay to the Debenture Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of, premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being Companyed and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of, premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee shall deem expedient.

The Debenture Trustee shall be entitled and empowered, either in its own name or as Debenture Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting the Company’s property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Debenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee shall be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5                                                                               No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, premium (if any) or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Trustee and the Debenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee shall be entitled to act and shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

8.6                                                                               Application of Monies by Debenture Trustee

(a)                                  Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Company pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:

(i)                  first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)               second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding taxes, if any, on behalf of) the holders of Debentures, of the principal of, premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)            third, in payment of the surplus, if any, of such monies to the Company or its assigns; provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal of, premium (if any) or interest on any Debenture held, directly or indirectly, by or for the benefit of the Company or any affiliate (other than any Debenture pledged for value and in good faith to a Person other than the Company or any affiliate but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)                                 The Debenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Section 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 14.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall not, however, apply to a final payment in distribution hereunder.

8.7                                                                               Notice of Payment by Debenture Trustee

Not less than 15 days notice shall be given in the manner provided in Section 13.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.8                                                                               Debenture Trustee May Demand Production of Debentures

The Debenture Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Company as the Debenture Trustee shall deem sufficient.

8.9                                                                               Remedies Cumulative

No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10                                                                        Judgment Against the Company

The Company covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

8.11                                                                        Immunity of Debenture Trustee and Others

The Debentureholders and the Debenture Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer or director of the Company or holder of Shares of the Company or of any successor thereto, for the payment of the principal of or premium or interest on any of the Debentures or for any breach of any covenant, agreement, representation or warranty by the Company contained herein or in the Debentures.

ARTICLE 9
SATISFACTION AND DISCHARGE

9.1                                                                               Cancellation and Destruction

All Debentures shall forthwith after payment thereof, whether on the Maturity Date, Redemption Date, the date of a change of Control or on any other payment date, be delivered to the Debenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Debenture Trustee and, if required by the Company, the Debenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

9.2                                                                               Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:

(a)                                  the Company shall be entitled to pay or deliver to the Debenture Trustee and direct it to set aside; or

(b)                                 in respect of monies or Shares in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Debenture Trustee to set aside; or

(c)                                  if the redemption was pursuant to notice given by the Debenture Trustee, the Debenture Trustee may itself set aside;

the principal, premium (if any) or the interest, as the case may be, on such holder’s Debentures in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Shares, if applicable, so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3                                                                               Repayment of Unclaimed Monies or Shares

Subject to applicable law, any monies or Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside shall be repaid and delivered to the Company by the Debenture Trustee and thereupon the Debenture Trustee shall be released from all further liability with respect to such monies or Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Shares, if applicable, were so repaid to the Company shall have no rights in respect thereof except to obtain payment and delivery of the monies or Shares, if applicable, from the Company subject to any limitation provided by the laws of the Province of Ontario.

9.4                                                                               Discharge

The Debenture Trustee shall at the written request of the Company release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of, premium (if any) and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5                                                                               Satisfaction

(a)                                  The Company shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures or all of the outstanding Debentures of any series and the Debenture Trustee, at the expense of the Company, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

(i)                  the Company has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, on the Debentures to the Maturity Date, or any repayment date or Redemption Dates, as the case may be, of such Debentures; or

(ii)               the Company has deposited or caused to be deposited with the Debenture Trustee as trust property in trust for the purpose of making payment on such Debentures:

(A)                              if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or Shares, if applicable; or

(B)                                if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the government that issued the currency or currency unit in which the Debentures are payable or Shares, if applicable;

as will, together with the income to accrue thereon, be sufficient to pay and discharge the entire amount of principal, premium, if any and accrued and unpaid interest to the Maturity Date, Redemption Date or any repayment date, as the case may be, of all such Debentures;

and in either event:

(iii)            the Company has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures); and

(iv)           the Company has delivered to the Debenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Debenture Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and its Counsel and which provides for the due and punctual payment of the principal of, and interest and premium, if any, and all other amounts owing on the Debentures being satisfied.

(b)                                 Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of such Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4, Article 5, Article 6, Section 8.4 and Article 10 and the provisions of Article 1 pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Company.

(c)                                  Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)                                 If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of Article 5 or any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Company has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the rights of the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.

9.6                                                                               Continuance of Rights, Duties and Obligations

(a)                                  Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Company shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 4, Article 5, Article 6 and Article 10 and the provisions of Article 1 pertaining to the foregoing.

(b)                                 In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Shares or other securities of the Company in accordance with Subsection 2.4(h), Article 6 or any other provision of this Indenture, the Debenture Trustee shall upon receipt of a Written Direction of the Company return to the Company the proportionate amount of the funds or other trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(c)                                  In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Company is required to make an Offer to purchase any outstanding Debentures pursuant to Subsection 2.4(j) in relation to Initial Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Company shall be entitled to use any trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Company the Total Offer Price payable to such holders in respect of such Offer in respect of Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Company, the Debenture Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures the amount which is applicable to the Defeased Debentures held by such holders who have accepted any such offer (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

ARTICLE 10
SUCCESSORS

10.1                                                                        Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

Subject to the provisions of Article 11, the Company shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, conveyance, lease, sale or otherwise, unless:

(a)                                  prior to or contemporaneously with the consummation of such transaction the Company and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)                  the Successor will have assumed by way of supplemental indenture all the covenants and obligations of the Company under this Indenture in respect of the Debentures;

(ii)               the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture;

(iii)            the Successor is a corporation, partnership, limited liability company or trust organized or existing under the laws of Canada or any province or territory thereof; and

(iv)           in the case of an entity organized otherwise than under the laws of the Province of Ontario, the Successor shall attorn to the jurisdiction of the courts of the Province of Ontario;

(b)                                 such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Trustee or of the Debentureholders hereunder;

(c)                                  no condition or event shall exist as to the Company (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would with the giving of notice or lapse of time constitute an Event of Default hereunder; and

(d)                                 the Company shall have delivered to the Debenture Trustee an Officer’s Certificate confirming that all requirements of this Article 10 have been complied with in respect of such transaction or series of transactions.

10.2                                                                        Vesting of Powers in Successor

Whenever the conditions of Section 10.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction or series of transactions shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as though the Successor had been named as the Company herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Company shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Company delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction or series of transactions shall not result in any material adverse tax consequences to the Company or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 11
COMPULSORY ACQUISITION

11.1                                                                        Definitions

In this Article:

(a)                                  “Associate” has the meaning set forth in the Securities Act (Ontario);

(b)                                 “Debenture Offer” means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Debenture Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(c)                                  “Debenture Offeror” means a Person, or two or more Persons acting jointly or in concert, who make a Debenture Offer to acquire Debentures;

(d)                                 “Debenture Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of a Debenture Offer by the Debenture Offeror or any affiliate or Associate of the Debenture Offeror.

(e)                                  “Debenture Offeror’s Notice” means the notice described in Section 11.3; and

(f)                                    “Dissenting Debentureholders” means a Debentureholder who does not accept a Debenture Offer referred to in Section 11.2 and includes any assignee of the Debenture of such Debentureholder to whom such a Debenture Offer is made, whether or not such assignee is recognized under this Indenture; and

(g)                                 “offer to acquire” includes an acceptance of an offer to sell.

11.2                                                                        Debenture Offer for Debentures

If a Debenture Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Debenture Offeror or an affiliate or Associate of the Debenture Offeror) is made and:

(a)                                  within the time provided in the Debenture Offer for its acceptance or within 60 days after the date the Debenture Offer is made, whichever period is the shorter, the Debenture Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures as of the date of the Debenture Offer, other than the Debenture Offeror’s Debentures;

(b)                                 the Debenture Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Debenture Offer; and

(c)                                  the Debenture Offeror complies with Sections 11.3 and 11.6;

then the Debenture Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Debenture Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture of the same series as those held by the Dissenting Debentureholders payable or paid, as the case may be, under the Debenture Offer, and otherwise on the same terms and subject to the conditions set forth in this Article 11, provided that holders of Debentures will have the right to elect to be paid the fair value of their Debentures by providing notice to the Debenture Offeror within 20 days after the Debenture Offeror’s Notice is given.

11.3                                                                        Debenture Offeror’s Notice to Dissenting Shareholders

Where a Debenture Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 11.2 and the Debenture Offeror wishes to exercise such right, the Debenture Offeror shall send by registered mail within 30 days after the date of termination of the Debenture Offer a notice (the “Debenture Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)                                  Debentureholders holding at least 90% of the outstanding principal amount of the Debentures as of the date of the Debenture Offer, other than Debenture Offeror’s Debentures, have accepted the Debenture Offer;

(b)                                 the Debenture Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Debenture Offer;

(c)                                  Dissenting Debentureholders must elect to:

(i)                  transfer their respective Debentures to the Debenture Offeror on the terms on which the Debenture Offeror acquired the applicable series of Debentures of the Debentureholders who accepted the Debenture Offer within 20 days after the date of the sending of the Debenture Offeror’s Notice; or

(ii)               demand payment of fair value for their Debentures by notifying the Debenture Offeror within 20 calendar days after the date of receiving the Debenture Offeror’s Notice;

(d)                                 any Dissenting Debentureholders who fails to notify the Debenture Offeror of its election as described under Section 11.3(c) will be deemed to have elected to transfer his or her Debentures to the Debenture Offeror on the same terms on which the Debenture Offeror acquired Debentures from Debentureholders who accepted the Debenture Offer.

11.4                                                                        Delivery of Debenture Certificates

(a)                                  A Dissenting Debentureholder to whom a Debenture Offeror’s Notice is sent pursuant to Section 11.3 shall, within 20 days after receiving the Debenture Offeror’s Notice,

(i)                  in the case of Fully Registered Debentures, send his or her Debenture certificate(s) to the Debenture Trustee duly endorsed for transfer; and

(ii)               elect to:

(A)                              transfer his or her Debentures to the Debenture Offeror for the same consideration per Debenture of the applicable series payable or paid, as the case may be, under the Debenture Offer; or

(B)                                demand payment from the Debenture Offeror of fair value for such Debentures.

(b)                                 Any Dissenting Debentureholder who fails to notify the Debenture Offeror in accordance with Section 11.4(a) is deemed to have elected to transfer the Debentures to the Debenture Offeror on the same terms on which the Debenture Offeror acquired Debentures of the applicable series from Debentureholders who accepted the Debenture Offer.

11.5                                                                        Debenture Offeror’s Notice to the Corporation

Concurrently with sending the Debenture Offeror’s Notice under Section 11.3, the Debenture Offeror (if other than the Company) shall send to the Company a notice of adverse claim disclosing the name and address of the Debenture Offeror and the name of each of the Dissenting Debentureholders.

11.6                                                                        Payment of Consideration to Debenture Trustee

Within 20 days after the Debenture Offeror sends a Debenture Offeror’s Notice pursuant to Section 11.3, the Debenture Offeror shall pay or transfer to the Debenture Trustee, or to such other Person as the Debenture Trustee may direct, the cash or other consideration that would be payable if all Dissenting Debentureholders elected to accept the Debenture Offer in accordance with Section 11.4(a)(ii)(A). The acquisition by the Debenture Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

11.7                                                                        Consideration to be held in Trust

The Debenture Trustee, or the Person directed by the Debenture Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 11.6. The Debenture Trustee, or such Persons, shall deposit such cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place such other consideration in the custody of a Canadian chartered bank or such other body corporate.

11.8                                                                        Completion of Transfer of Debentures to Debenture Offeror

Within 30 days after the date of the sending of a Debenture Offeror’s Notice pursuant to Section 11.3, the Debenture Trustee, if the Debenture Offeror has complied with Section 11.6, shall:

(a)                                  do all acts and things and execute and cause to be executed all instruments as in the Debenture Trustee’s opinion (relying on the advice of Counsel) may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders who have made or are deemed to have made an election under Section 11.4(a)(ii)(A) to the Debenture Offeror;

(b)                                 send to each Dissenting Debentureholder who has made or deemed to have made an election under Section 11.4(a)(ii)(A) and, if applicable has complied with Section 11.4(a)(i), the consideration to which such Dissenting Debentureholder is entitled under this Article 11; and

(c)                                  send to each Dissenting Debentureholder who has made or deemed to have made an election under Section 11.4(a)(ii)(A) but has not complied with Section 11.4(a)(i), if applicable, a notice stating that:

(i)                  his or her Debentures have been transferred to the Debenture Offeror;

(ii)               the Debenture Trustee or some other Person designated in such notice are holding in trust the consideration to which the Dissenting Debentureholder is entitled to receive for such Debentures; and

(iii)            the Debenture Trustee, or such other Person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Debenture Trustee or such other Person may require in lieu thereof;

and the Debenture Trustee is hereby appointed the agent and attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions.

11.9                                                                        Demand for Payment of Fair Value

(a)                                  If a Dissenting Debentureholder has elected to demand payment of the fair value for his or her Debentures pursuant to Section 11.4(a)(ii)(B), the Debenture Offeror may, within 20 calendar days after it has paid the cash or transferred the other consideration to the Trustee under Section 11.6, apply to a court to fix the fair value of the Debentures of that Dissenting Debentureholder.

(b)                                 If a Debenture Offeror fails to apply to a court under Section 11.9(a), a Dissenting Debentureholder may apply to a court for the same purpose within a further period of 20 calendar days.

(c)                                  Where no application is made to a court under Section 11.9(b) within the period set out in that Section, a Dissenting Debentureholder is deemed to have elected to transfer his or her Debentures to the Debenture Offeror on the same terms on which the Debenture Offeror acquired Subject Debentures of the applicable series from Debentureholders who accepted the Debenture Offer.

(d)                                 An application under Section 11.9(a) or 11.9(b) shall be made to a court having jurisdiction in the Province of Ontario.

(e)                                  A Dissenting Debentureholder is not required to give security for costs in an application made under Section 11.9(a) or 11.9(b).

(f)                                    On an application under Section 11.9(a) or 11.9(b):

(i)                  all Dissenting Debentureholders that have elected pursuant to Section 11.4(a)(ii)(B) whose Debentures have not been acquired by the Debenture Offeror shall be joined as parties and are bound by the decision of the court; and

(ii)               the Debenture Offeror shall notify each affected Dissenting Debentureholder of the date, place and consequences of the application and of their right to appear and be heard in person or by legal counsel.

(g)                                 On an application to a court under Section 11.9(a) or 11.9(b) the court may determine whether any other Person is a Dissenting Debentureholder who should be joined as a party, and the court shall then fix a fair value for each series of Debentures held by the Dissenting Debentureholders.

(h)                                 A court may in its discretion appoint one or more appraisers to assist the court in fixing a fair value for each series of Debentures of a Dissenting Debentureholder.

(i)                                     The final order of the court shall be made against the Debenture Offeror in favour of each Dissenting Debentureholder in the amount for each series of Debentures as fixed by the court.

(j)                                     In connection with proceedings under this Section 11.9, a court may make any order it thinks fit and, without limiting the generality of the foregoing, it may:

(i)                  fix the amount of money or other consideration that is required to be held in trust under Section 11.7;

(ii)               order that money or other consideration be held in trust by a Person other than the Debenture Trustee; and

(iii)            allow a reasonable rate of interest on the amount payable to each Dissenting Debentureholder from the date they send or deliver notice to the Debenture Offeror under Section 11.4 until the date of payment.

11.10                                                                 Obligation to Acquire Debentures

(a)                                  If a Debenture Offeror (other than the Company) becomes entitled to acquire the Debentures of Dissenting Debentureholders pursuant to Section 11.1 and a Dissenting Debentureholder does not receive a Debenture Offeror’s Notice in accordance with Section 11.2, such Dissenting Debentureholder may:

(i)                  within 90 calendar days after the date of termination of the Debenture Offer; or

(ii)               if such Dissenting Debentureholder did not receive a Debenture Offer, within 90 calendar days after the later of:

(A)                              the date of termination of the Debenture Offer; or

(B)                                the date on which such Dissenting Debentureholder learned of the Debenture Offer,

require the Debenture Offeror to acquire their Debentures.

(b)                                 If a Dissenting Debentureholder requires a Debenture Offeror (other than the Company) to acquire its Debentures under Section 11.10(a), the Debenture Offeror shall acquire such Debentures on the same terms on which the Debenture Offeror acquired Debentures of the applicable series from Debentureholders who accepted the Debenture Offer.

11.11                                                                 Communication of Debenture Offer to the Company

A Debenture Offeror cannot make a Debenture Offer for Debentures unless, concurrent with the communication of the Debenture Offer to any Debentureholder, a copy of the Debenture Offer is provided to the Company in the manner provided for in Section 13.1.

ARTICLE 12
MEETINGS OF DEBENTUREHOLDERS

12.1                                                                        Right to Convene Meeting

The Debenture Trustee or the Company may at any time and from time to time, and the Debenture Trustee shall, on receipt of a written request of the Company or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Company or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding and indemnity, to give notice convening a meeting, the Company or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Debenture Trustee.

12.2                                                                        Notice of Meetings

(a)                                  At least 21 days’ and not more than 60 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 13.2 and a copy of such notice shall be sent by post to the Debenture Trustee in the manner provided by Section 13.3, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 12. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)                                 If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 12.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 12.2(c) and (d)), then:

(i)                  a reference to such fact, indicating each series of Debentures in the opinion of the Debenture Trustee so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)               the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 12.15 unless in addition to compliance with the other provisions of this Article 12:

(A)                              at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 12 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)                                in the case of action taken or power exercised by instrument in writing under Section 12.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

(c)                                  Subject to Section 12.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 12.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Debenture Trustee and the Company for all purposes hereof.

(d)                                 A proposal:

(i)                  to extend the Maturity Date of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(ii)               to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)            to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 12.2 or Sections 12.4, 12.12 and 12.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

12.3                                                                        Chairman

An individual, who need not be a Debentureholder, nominated in writing by the Company (if the Company convenes the meeting) or the Debenture Trustee (in any other case) shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some individual present to be chairman.

12.4                                                                        Quorum

Subject to the provisions of Section 12.12, at any meeting of the Debentureholders a quorum shall consist of one or more Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned and reconvened on the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned and reconvened on the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the reconvened meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 12.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at a reconvened meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

12.5                                                                        Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

12.6                                                                        Show of Hands

Every question submitted to a meeting shall, subject to Section 12.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him or which are represented by a proxy given in his favour.

12.7                                                                        Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

12.8                                                                        Voting

On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll, each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes shall be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $1,000. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

12.9                                                                        Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Company (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)                                  the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder;

(b)                                 the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Company or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)                                  the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Company or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and their authorized representatives and Persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

12.10                                                                 Persons Entitled to Attend Meetings

The Company and the Debenture Trustee, by their respective trustees, employees, officers and directors, the Auditors of the Company and the legal advisers of the Company, the Debenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

12.11                                                                 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed (if any):

(a)                                  power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)                                 power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c)                                  power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Company and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)                                 power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

(e)                                  power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)                                    power to waive, and direct the Debenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)                                 power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)                                 power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)                                     power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Shares or other securities of the Company;

(j)                                     power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of individuals as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders and the Debenture Trustee. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)                                  power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal shall be effective unless and until a new Debenture Trustee or Debenture Trustees shall have become bound by this Indenture;

(l)                                     power to sanction the exchange of the Debentures for or the conversion thereof into Shares, bonds, debentures or other securities or obligations of the Company or of any other Person formed or to be formed;

(m)                               power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 12.11(l);

(n)                                 power to require the Debenture Trustee to exercise any power, right or remedy or authority given to it by this Indenture in any manner specified in such Extraordinary Resolution, or to refrain from exercising any such power, right, remedy or authority;

(o)                                 power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise; and

(p)                                 power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 12.11(j).

Notwithstanding the foregoing provisions of this Section 12.11 none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 5 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors.

12.12                                                                 Meaning of “Extraordinary Resolution”

(a)                                  The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including a reconvened meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)                                 If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned and shall be reconvened to such date, being not less than 14 nor more than 60 days later, and at such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such reconvened meeting in the manner provided in Section 13.2. Such notice shall state that at the reconvened meeting the Debentureholders present in person or by proxy shall form a quorum. At the reconvened meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such reconvened meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)                                  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

12.13                                                                 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

12.14                                                                 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Debenture Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

12.15                                                                 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article 12 provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66 2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

12.16                                                                 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 12 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 12.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

12.17                                                                 Evidence of Rights Of Debentureholders

(a)                                  Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)                                 The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

12.18                                                                 Concerning Serial Meetings

Subject to Section 12.2(d), if in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 12.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 12 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 13
NOTICES

13.1                                                                        Notice to Company

Any notice to the Company under the provisions of this Indenture shall be valid and effective if delivered to the Company at 590 King Street West, Suite 300, Toronto, Ontario M5V 1M3, Attention: Chief Financial Officer, and a copy delivered to Stikeman Elliott LLP, 199 Bay Street, Suite 5300, Toronto, Ontario M5L 1B9, Attention:  Mr. Dee Rajpal, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Company may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.

13.2                                                                        Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Company shall give such notice by publication at least once in the City of Toronto (or in such of those cities as, in the opinion of the Debenture Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of such Debenture.

13.3                                                                        Notice to Debenture Trustee

Any notice to the Debenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Trustee at 320 Bay Street, P.O. Box 1, Toronto, Ontario, M5H 4A6, Attention: Executive Director, Corporate Trust or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

13.4                                                                        Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 13.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 13.3.

ARTICLE 14
CONCERNING THE DEBENTURE TRUSTEE

14.1                                                                        No Conflict of Interest

The Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 14.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 14.2. The Company acknowledges that the Debenture Trustee is the trustee under an indenture covering certain Senior Indebtedness of the Company.

14.2                                                                        Replacement of Debenture Trustee

The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 90 days notice in writing or such shorter notice as the Company may accept as sufficient. If at any time a material conflict of interest exists in the Debenture Trustee’s role as a fiduciary hereunder the Debenture Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 14.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Company, the retiring Debenture Trustee or any Debentureholder may apply to a Judge of the Superior Court of Ontario, on such notice as such Judge may direct at the Company’s expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee shall be effective only upon such new Debenture Trustee becoming bound by this Indenture. Any new Debenture Trustee appointed under any provision of this Section 14.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces and Territories of Canada. On any new appointment the new Debenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.

Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Debenture Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Trustee or of the Company, the Debenture Trustee ceasing to act, upon receipt of all outstanding amounts owing to it under this Indenture, shall execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Company be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Company.

14.3                                                                        Duties of Debenture Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

14.4                                                                        Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 14.5, if applicable, and with any other applicable requirements of this Indenture. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Company.

The Debenture Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue or transfer of any Debentures or Shares provided such issue or transfer is effected in accordance with the terms of this Indenture. The Debenture Trustee shall be entitled to process all transfers, redemptions and conversions upon the presumption that such transfer, redemption or conversion is permissible pursuant to all applicable laws and regulatory requirements if such transfer, redemption or conversion is effected in accordance with the terms of this Indenture. The Debenture Trustee shall have no obligation to ensure that legends appearing on the Debentures or Shares comply with regulatory requirements or securities laws of any applicable jurisdiction.

14.5                                                                        Evidence and Authority to Debenture Trustee, Opinions, etc.

The Company shall furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Company or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Company, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 14.5, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice. Such evidence of compliance shall consist of:

(a)                                  a certificate made by any one officer or director of the Company, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)                                 in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)                                  in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Company whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employee of the Company it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the Person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied.

The Company shall furnish to the Debenture Trustee at any time if the Debenture Trustee reasonably so requires, its certificate that the Company has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Company shall, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Trustee as to any action or step required or permitted to be taken by the Company or as a result of any obligation imposed by this Indenture.

14.6                                                                        Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may rely upon an Officer’s Certificate.

14.7                                                                        Experts, Advisers and Agents

The Debenture Trustee may:

(a)                                  employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Debenture Trustee or by the Company, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)                                 employ or retain such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Company.

14.8                                                                        Debenture Trustee May Deal in Debentures

The Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

14.9                                                                        Investment of Monies Held by Debenture Trustee

The Debenture Trustee may retain any cash balance held in connection with this Indenture and may, but need not, hold the same in its deposit department, the deposit department of one of its affiliates or the deposit department of a Canadian chartered bank; but the Debenture Trustee, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to the Company or any other person or entity other than at a rate, if any, established from time to time by the Debenture Trustee, its affiliates or a Canadian chartered bank.

For the purpose of this Section 14.9, “affiliate” means affiliated companies within the meaning of the Business Corporations Act (Ontario) (“OBCA”); and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and Mellon Bank, N.A. and each of their affiliates within the meaning of the OBCA.

14.10                                                                 Debenture Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Trustee shall not, subject to Section 14.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company’s business, unless the Debenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 12, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

14.11                                                                 Debenture Trustee Not Required to Give Security

The Debenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

14.12                                                                 Debenture Trustee Not Bound to Act on Company’s Request

Except as in this Indenture otherwise specifically provided, the Debenture Trustee shall not be bound to act in accordance with any direction or request of or on behalf of the Company until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Trustee, and the Debenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.

14.13                                                                 Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder

The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee shall issue receipts.

14.14                                                                 Authority to Carry on Business

The Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Provinces and Territories of Canada, but if, notwithstanding the provisions of this Section 14.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Section 14.2.

14.15                                                                 Compensation and Indemnity

(a)                                  The Company shall pay to the Debenture Trustee from time to time compensation for its services hereunder as agreed separately by the Company and the Debenture Trustee, and shall pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture shall be finally and fully performed. The Debenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)                                 The Company hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers and employees from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Debenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the negligent failure to act, or the wilful misconduct or bad faith of the Debenture Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Trustee. The Debenture Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Debenture Trustee shall co-operate in the defence. The Debenture Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such Counsel. The Company need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture.

(c)                                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Debenture Trustee through negligence, wilful misconduct or bad faith.

14.16                                                                 Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

ARTICLE 15
SUPPLEMENTAL INDENTURES

15.1                                                                        Supplemental Indentures

From time to time the Debenture Trustee and, when authorized by a resolution of the directors of the Company and subject to any stock exchange on which the Debentures may be listed, the Company, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)                                  providing for the issuance of Additional Debentures under this Indenture;

(b)                                 changing or eliminating any restrictions on the payment of the principal of or the premium, if any, on the Debentures provided that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby;

(c)                                  adding to the covenants of the Company herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(d)                                 making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(e)                                  altering the provisions of the Indenture in respect of the exchange or transfer of Debentures;

(f)                                    evidencing the succession, or successive successions, of others to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(g)                                 giving effect to any action by, or any direction from, the Debentureholders permitted to be taken or given, as the case may be, by the Debentureholders under this Indenture; and

(h)                                 for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by an ordinary resolution or Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Company and the Debenture Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Company and the Debenture Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or clerical mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Company provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

ARTICLE 16
LIMITATION OF NON-CANADIAN OWNERSHIP

16.1                                                                        Limitation of Non-Canadian Ownership

At no time may Non-Canadians be the beneficial owners of more than 33.3% of the Voting Shares. This 33.3% limitation is and shall be applied with respect to the issued and outstanding Voting Shares of the Company on both a non-diluted basis and a fully-diluted basis and shall include any Shares which are issued upon conversion, redemption or repayments of the Debentures. Upon receipt of written direction of the Company,  the Debenture Trustee may, (i) with respect to Global Debentures, request the Depository (or its nominee in whose name such Global Debentures are registered) to require declarations as to the jurisdictions in which beneficial owners of such Global Debentures are resident, and (ii) with respect to Fully Registered Debentures, require declarations as to the jurisdictions in which beneficial owners of such Fully Registered Debentures are resident. If the Company becomes aware that the beneficial owners of 33.3% of the Voting Shares then outstanding are, or may be, Non Canadians or that such a situation is imminent, the Company shall make a public announcement thereof and shall notify the Debenture Trustee in writing and the Debenture Trustee shall not accept a subscription for Debentures from or issue or register a transfer of Debentures to any Person unless the Person provides a declaration that such Person is not a Non-Canadian. If, notwithstanding the foregoing, the Company determines that more than 33.3% of the Shares are held by Non-Canadians, the Company shall send a notice to Non-Canadian holders of Debentures, chosen in inverse order to the order of acquisition or registration of the Debentures or in any other manner the Company considers equitable and practicable, requiring them to sell their Debentures or a portion thereof within a specified period of not less than 60 days. If the holders of Debentures receiving such notice have not sold the specified number of Debentures or provided the Company with satisfactory evidence that they are not Non Canadians within such period, the Company shall, on behalf of such Persons, sell such Debentures and, in the interim, rights attached to such Debentures shall be suspended. Upon such a sale, the affected holders shall cease to be holders of the Debentures and their rights shall be limited to receiving the net proceeds of sale upon surrender of such Debentures.

ARTICLE 17
EXECUTION AND FORMAL DATE

17.1                                                                        Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

17.2                                                                        Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of September 12, 2007 irrespective of the actual date of execution hereof.

IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

CANADIAN SATELLITE RADIO HOLDINGS INC.

By:	“Michael Washinushi”
Authorized Signatory

CIBC MELLON TRUST COMPANY

By:	“Geralyn Krowles”
Authorized Signatory

By:	“Moran Chiu”
Authorized Signatory

SCHEDULE “A”

TO THE COMPANY INDENTURE BETWEEN

CANADIAN SATELLITE RADIO HOLDINGS INC. AND

CIBC MELLON TRUST COMPANY

FORM OF DEBENTURE

SCHEDULE “A”

[Legend applicable to United States resident Debentureholders only

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AND THE DEBENTURE TRUSTEE AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER AGREES NOT TO ENGAGE, DIRECTLY OR INDIRECTLY, IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, AND PROVIDED THAT THE FOLLOWING PROCEDURE COMPLIES WITH U.S. SECURITIES LAWS AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE COMPANY’S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.]

[Legend applicable to non-United States resident Debentureholders only:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER SEPTEMBER 12, 2007]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

No. •	$•

CANADIAN SATELLITE RADIO HOLDINGS INC.

SERIES 2007 8.0% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE
DUE SEPTEMBER 12, 2014

Registered in the name of: •

CANADIAN SATELLITE RADIO HOLDINGS INC. (the “Company”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of September 12, 2007, (the “Closing Date”) between the Company and CIBC Mellon Trust Company (the “Debenture Trustee”), promises to pay to the registered holder hereof on September 12, 2014 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of • Dollars ($•) in lawful money of Canada on presentation and surrender of this Initial Debenture at the principal office of the Debenture Trustee in Toronto, Ontario in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from, and including, the date hereof, or from, and including, the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 8.0% per annum, in like money, in arrears in equal (with the exception of the first interest payment which will include interest from, and including, September 12, 2007 as set forth below) semi-annual instalments (less any tax required by law to be deducted) on June 30 and December 31 in each year commencing on December 31, 2007 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Company at any time make default in the payment of any principal, premium (if any) or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates. The first interest payment will include interest accrued from, and including, September 12, 2007 to, but excluding December 31, 2007, and will be equal to $24.11 for each $1,000 principal amount of the Initial Debentures.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or payment by electronic funds transfer shall, to the extent of the sum represented thereby (plus the amount of any tax withheld and remitted), satisfy and discharge all liability for interest on this Initial Debenture.

The Debentureholder may elect, from time to time, subject to any Applicable Securities Legislation and any required regulatory or shareholder approval, to receive all or part of the amount of interest due (the “Interest Obligation”) on such Interest Payment Date in that number of Shares obtained by dividing the interest payment by the volume-weighted average trading price of the Class A Subordinate Voting Shares of the Company (the “Shares”) on the Toronto Stock Exchange for the ten (10) consecutive trading days ending five (5) days prior to the date of each interest payment, with any fractional shares being paid in cash based on the Conversion Price (the “Share Interest Payment Election”). The Debenture Trustee, on exercise by the Debentureholder of a Share Interest Payment Election, shall:  (a) accept delivery of the Shares from the Company and process the Shares in accordance with the Share Interest Payment Election Notice, (b) deliver the Shares to the Debentureholder, and (c) perform any other action necessarily incidental thereto.

Subject to any Applicable Securities Legislation and any required regulatory or shareholder approval, in the event a payment of interest made in cash would result in a breach or default by the Company under any obligations of the Company, including the Debentures, then the Company shall, in exchange for or in lieu of paying such interest, use commercially reasonable efforts to satisfy its obligation by issuing and delivering to holders on the Interest Payment Date that number of Shares obtained by dividing the interest payment by that number of Shares obtained by dividing the interest payment by 95% of the Current Market Price of the Shares on the Interest Payment Date.

Neither the Trust’s making of the Share Interest Payment Election nor the consummation of sales of Shares will (a) result in the holders of the Initial Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the interest payable on such Interest Payment Date, or (b) entitle such holders to receive any Shares in satisfaction of the Interest Obligation.

This Debenture is one of the Series 2007 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014 (referred to herein as the “Initial Debenture”) of the Company issued under the provisions of the Indenture. The Initial Debentures authorized for issue are limited to an aggregate principal amount of $20,000,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are issued and held and the rights and remedies of the holders of the Initial Debentures and of the Company and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents. To the extent that anything contained herein is inconsistent with or conflicts with the provisions of the Indenture, the provisions of the Indenture shall govern.

A2

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations. The whole, or if this Initial Debenture is a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal of this Initial Debenture is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Debenture Trustee in Toronto, Ontario, at any time prior to the close of business on the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then up to but not after 5:00 p.m. (Toronto time) on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into Shares (without adjustment for interest accrued hereon or for dividends or distributions on Shares issuable upon conversion) at a conversion price of $5.92 (the “Conversion Price”) per Share, being a rate of approximately 168.919 Shares for each $1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. No Debentures may be converted during the five Business Days preceding and including June 30 and December 31 in each year as the registers of the Debenture Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Shares will be issued on any conversion but in lieu thereof, the Company will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture. Holders converting their Debentures will receive accrued and unpaid interest thereon. If a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or Persons entitled to receive Shares in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of such Shares until the Business Day following such Interest Payment Date.

This Initial Debenture may be redeemed at the option of the Company on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable before the third (3rd) anniversary of the Closing Date, except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On and after the third (3rd) anniversary of the Closing Date, the Initial Debentures are redeemable at the option of the Company provided that the Current Market Price of the Shares on the date on which notice of redemption is given is in excess of 150% of the Conversion Price at a price equal to the principal amount of Debentures and, in addition thereto, at the time of redemption, the Company shall pay to the holder accrued and unpaid interest thereon. The Company may, on notice as provided in the Indenture, at its option so long as the Current Market Price of the Shares on the Redemption Date is greater than the Minimum Share Price, and subject to any applicable regulatory or shareholder approvals, elect to satisfy its obligation to pay all or any portion of the applicable Redemption Price by the issue of that number of Shares obtained by dividing the applicable Redemption Price by 95% of the Current Market Price of the Shares on the Redemption Date.

Upon the occurrence of a Change of Control of the Company, the Company is required to make an offer to purchase all of the Initial Debentures at a price equal to 101% of the principal amount of such Initial Debentures plus accrued and unpaid interest (if any) up to, but excluding, the date the Initial Debentures are so repurchased (the “Offer”). If 90% or more of the principal amount of all Initial Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Offer, the Company has the right to redeem and shall redeem all the remaining outstanding Initial Debentures effective as of the same date and at the same price.

If a takeover bid for Initial Debentures, within the meaning of the Applicable Securities Legislation, is made and 90% or more of the principal amount of all the Initial Debentures (other than Initial Debentures held at the date of the takeover bid by or on behalf of the Debenture Offeror, Associates or Affiliates of the Debenture Offeror or anyone acting jointly or in concert with the Debenture Offeror) are taken up and paid for by the Debenture Offeror, the Debenture Offeror will be entitled to acquire the Initial Debentures of those holders who did not accept the offer on the same terms as the Debenture Offeror acquired the first 90% of the principal amount of the Initial Debentures provided that the holders of Initial Debentures will have the right to be paid the fair value of their Initial Debentures if they complied with the applicable procedures in the Trust Indenture.

The Company may, on notice as provided in the Indenture, at its option so long as the Current Market Price of the Shares on the Maturity Date is greater than the Minimum Share Price and subject to any applicable regulatory or shareholder approvals, elect to satisfy the obligation to repay all or any portion of the principal amount of this Initial Debenture due on the Maturity Date by the issue of that number of Shares obtained by dividing the principal amount of this Initial Debenture by 95% of the Current Market Price on the Maturity Date.

A3

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

The Indenture contains certain restrictions on holders of Debentures that are non-Canadians within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians) (“Non-Canadian”) including provisions that allow the Company to refuse to issue or register a transfer of Debentures to Non-Canadians or to compel Non-Canadians to sell their Debentures.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Shares, officers and directors of the Company in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Trustee in Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Debenture Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

If any of the provisions of this Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF CANADIAN SATELLITE RADIO HOLDINGS INC. has caused this Debenture to be signed by its authorized representatives as of the 12th day of September, 2007.

CANADIAN SATELLITE RADIO HOLDINGS INC.

By:

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the Series 2007 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014 referred to in the Indenture within mentioned.

A4

CIBC MELLON TRUST COMPANY

By:
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Debenture Trustee or Registrar

A5

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                     , whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $                             principal amount hereof*) of CANADIAN SATELLITE RADIO HOLDINGS INC. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of 1,000 by reason of your having exercised your right to exchange upon the making of an Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1.                                       The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.                                       The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

A6

EXHIBIT “1”
TO THE DEBENTURE

CANADIAN SATELLITE RADIO HOLDINGS INC.

SERIES 2007 8.0% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
DUE SEPTEMBER 12, 2014

Initial Principal Amount:  $•

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

A7

SCHEDULE “B”

TO THE COMPANY INDENTURE BETWEEN

CANADIAN SATELLITE RADIO HOLDINGS INC. AND

CIBC MELLON TRUST COMPANY

FORM OF REDEMPTION NOTICE

SCHEDULE “B”

Form of Redemption Notice
CANADIAN SATELLITE RADIO HOLDINGS INC.

Series 2007 8.0% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
DUE SEPTEMBER 12, 2014

REDEMPTION NOTICE

To:                              Holders of 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014 (the “Debentures”) of Canadian Satellite Radio Holdings Inc. (the “Company”)

And to:       CIBC Mellon Trust Company (the “Debenture Trustee”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of September 12, 2007 between the Company and CIBC Mellon Trust Company (the “Debenture Trustee”), as trustee, that the aggregate principal amount of $• of the $• of Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $• for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $• (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”). The Debentures are not redeemable before the third (3rd) anniversary of the Closing Date (as such term is defined in the Debenture), except in the event of the satisfaction of certain conditions after a Change of Control has occurred.

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

CIBC Mellon Trust Company
Attention: Corporate Restructures

199 Bay Street
Commerce Court West
Securities Level
Toronto, Ontario
M5L 1G9

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

[Pursuant to Section 4.6 of the Indenture, the Company hereby irrevocably elects to satisfy its obligation to pay to the holders of Debentures $• of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Shares obtained by dividing the Redemption Price by 95% of the Current Market Price of the Shares on the Redemption Date.]

No fractional Shares shall be delivered upon the exercise by the Company of the above-mentioned redemption right but, in lieu thereof, the Company shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Shares on the Maturity Date (less any tax required to be deducted, if any).

In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Company shall, on the Redemption Date, make the delivery to the Debenture Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Shares to which holders are entitled together with the cash equivalent in lieu of fractional Shares, cash for all accrued and unpaid interest up to, but excluding, the Redemption Date, and, if only a portion of the Debentures are to be redeemed by issuing Shares, cash representing the balance of the Redemption Price.

DATED:

CANADIAN SATELLITE RADIO HOLDINGS INC.

(Authorized Signatory)

B2

SCHEDULE “C”

TO THE COMPANY INDENTURE BETWEEN

CANADIAN SATELLITE RADIO HOLDINGS INC. AND

CIBC MELLON TRUST COMPANY

FORM OF MATURITY NOTICE

SCHEDULE “C”

Form of Maturity Notice

CANADIAN SATELLITE RADIO HOLDINGS INC.

•% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE •

MATURITY NOTICE

To:                              Holders of •% Convertible Unsecured Subordinated Debentures due • (the “Debentures”) of Canadian Satellite Radio Holdings Inc. (the “Company”)

And to:       CIBC Mellon Trust Company (the “Debenture Trustee”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.10(b) of the trust indenture (the “Indenture”) dated as of June 22, 2007, as the same may be amended, supplemented or restated between the Company and CIBC Mellon Trust Company, as trustee (the “Debenture Trustee”), that the Debentures are due and payable as of • (the “Maturity Date”) and the Company elects to satisfy its obligation to pay to holders of Debentures the principal amount of all of the Debentures outstanding on the Maturity Date by issuing and delivering to the holders that number of Shares equal to [the number obtained by dividing such principal amount of the Debentures by 95% of the Current Market Price of Shares on the Maturity Date].

No fractional Shares shall be delivered on exercise by the Company of the above mentioned repayment right but, in lieu thereof, the Company shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Shares on the Maturity Date (less any tax required to be deducted, if any).

In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Company shall, on the Maturity Date, make delivery to the Debenture Trustee, Attention: Corporate Restructures, 199 Bay Street, Commerce Court West, Securities Level, Toronto, Ontario, M5L 1G9 for delivery to and on account of the holders, of certificates representing the Shares to which holders are entitled together with the cash equivalent in lieu of fractional Shares, cash for all accrued and unpaid interest up to, but excluding, the Maturity Date and if only a portion of the Debentures are to be repaid by issuing Shares, cash representing the balance of the principal amount due on the Maturity Date.

DATED:

CANADIAN SATELLITE RADIO HOLDINGS INC.

(Authorized Signatory)

SCHEDULE “D”

TO THE COMPANY INDENTURE BETWEEN

CANADIAN SATELLITE RADIO HOLDINGS INC. AND

CIBC MELLON TRUST COMPANY

FORM OF NOTICE OF CONVERSION

SCHEDULE “D”

Form of Notice of Conversion

CONVERSION NOTICE

TO:                            CANADIAN SATELLITE RADIO HOLDINGS INC.

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of Series 2007 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014 bearing Certificate No. • irrevocably elects to convert such Debentures (or $• principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Shares of Canadian Satellite Radio Holdings Inc. issuable upon a conversion be issued and delivered to the Person indicated below. (If Shares are to be issued in the name of a Person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Signature of Registered Holder)

*                                         If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:            If Shares are to be issued in the name of a Person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

SCHEDULE “E”

TO THE COMPANY INDENTURE BETWEEN

CANADIAN SATELLITE RADIO HOLDINGS INC. AND

CIBC MELLON TRUST COMPANY

FORM OF DECLARATION FOR REMOVAL OF LEGEND

SCHEDULE “E”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:                            CIBC Mellon Trust Company, as trustee and registrar of the Series 2007 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014, and

TO:                            The Registrar and Transfer Agent of the Shares of Canadian Satellite Radio Holdings Inc.

[The undersigned (a) acknowledges that the sale of the securities of Canadian Satellite Radio Holdings Inc. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) it is not an affiliate of the Company (as defined in Rule 405 under the 1933 Act), (2) the offer of such securities was not made to a person in the United States, and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.]

Dated:	By:

Name:

Title:

SCHEDULE “F”

TO THE COMPANY INDENTURE BETWEEN

CANADIAN SATELLITE RADIO HOLDINGS INC. AND

CIBC MELLON TRUST COMPANY

FORM OF SHARE INTEREST PAYMENT ELECTION NOTICE

SCHEDULE “F”

Form of Share Interest Payment Election Notice

SHARE INTEREST PAYMENT ELECTION NOTICE

TO:                            CANADIAN SATELLITE RADIO HOLDINGS INC.

And to:       CIBC Mellon Trust Company (the “Debenture Trustee”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of Series 2007 8.0% Convertible Unsecured Subordinated Debentures due September 12, 2014 bearing Certificate No. • irrevocably elects to receive all of the amount of the interest due on the Interest Payment Date set out below in Shares in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Shares of Canadian Satellite Radio Holdings Inc. issuable in satisfaction of such Interest Obligation be issued and delivered to the Person indicated below. (If Shares are to be issued in the name of a Person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Signature of Registered Holder)

Interest Payment Date:
(June 30/December 31, [year])

NOTE:            If Shares are to be issued in the name of a Person other than the holder, the signature must be guaranteed by a chartered bank,  a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing  the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature: